                                                     Registration No. 333-67689
-------------------------------------------------------------------------------




                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 -------------

                POST-EFFECTIVE AMENDMENT NO. 4 ON FORM S-3 TO
                              FORM S-1 ON FORM S-3
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 -------------

                  ANCHOR NATIONAL LIFE INSURANCE COMPANY
            (Exact name of registrant as specified in its charter)

California                           6311                     86-0198983
(State or other               (Primary Standard            (I.R.S. Employer
jurisdiction of            Industrial Classification     Identification Number)
incorporation or Number)        organization)


                             1 SunAmerica Center
                      Los Angeles, California 90067-6022
                               (310) 772-6000
            (Address, including zip code, and telephone number,
                      including area code, or registrant's
                           principal executive offices)


                           Christine A. Nixon, Esquire
                      Anchor National Life Insurance Company
                              1 SunAmerica Center
                       Los Angeles, California 90067-6022
                               (310) 772-6000
           (Name, address, including zip code, and telephone number, including area code of agent for service)

                                 -------------


     Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____________


-------------------------------------------------------------------------------

                                     [LOGO]

                                    PROFILE


                                  July 5, 2000


THIS PROFILE IS A SUMMARY OF SOME OF THE MORE IMPORTANT POINTS YOU SHOULD KNOW AND CONSIDER BEFORE PURCHASING THE SEASONS SELECT VARIABLE ANNUITY. THE ANNUITY IS MORE FULLY DESCRIBED IN THE PROSPECTUS. PLEASE READ THE PROSPECTUS CAREFULLY.

1. THE SEASONS SELECT VARIABLE ANNUITY

The Seasons Select Variable Annuity contract is a contract between you and Anchor National Life Insurance Company. We designed Seasons Select to help you save on a tax-deferred basis. Season Select provides a means to diversify your investments among asset classes and managers as well as a variety of investment styles to meet long-term financial goals, such as retirement funding. Tax deferral means all your money, including the amount you would otherwise pay in current income taxes, remains in your contract to generate more earnings. Your money could grow faster than it would in a comparable taxable investment. Of course, certain qualified contracts automatically provide tax deferral regardless of whether they are funded with an annuity.


The Seasons Select Variable Annuity is designed as a long term retirement investment and helps you meet these goals by offering variable investment options. There are nine multimanaged portfolios called SELECT PORTFOLIOS and one multi-managed FOCUSED PORTFOLIO representing a spectrum of investment styles. In addition, there are four STRATEGIES which are managed by five different professional investment managers. The value of any portion of your contract allocated to the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or STRATEGIES will fluctuate up or down based on the performance of the PORTFOLIOS and STRATEGIES you select. You may experience a loss of both principal and earnings. Five fixed investment options, each for a different length of time and offering different interest rates guaranteed by Anchor National, are also available. In addition, the DCA fixed accounts offer fixed interest rates guaranteed by Anchor National and are available under the contract strictly as source accounts for the Dollar Cost Averaging program.



The SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, STRATEGIES and fixed investment options are designed to be used in concert in order to achieve your desired investment goals. You may put money into any of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, STRATEGIES and/or fixed investment options. You may transfer between the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS, STRATEGIES and/or the fixed investment options fifteen times per year without charge.



Like most annuities, the contract has an Accumulation Phase and an Income Phase. During the Accumulation Phase, you invest money in your contract. Your earnings are based on the investment performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or STRATEGY(IES) to which your money is allocated and/or the interest rate earned on the fixed investment options. You may withdraw money from your contract during the Accumulation Phase. However, as with other tax-deferred investments, you will pay taxes on earnings and untaxed contributions when you withdraw them. An IRS tax penalty may apply if you make withdrawals before age 59 1/2. During the Income Phase, you will receive payments from your annuity. Your payments may be fixed in dollar amount, vary with investment performance or be a combination of both, depending on where your money is allocated. Among other factors, the amount of money you are able to accumulate in your contract during the Accumulation Phase will determine the amount of your payments during the Income Phase.



The Seasons Select Variable Annuity is available in all states except New York and Oregon.

2. INCOME OPTIONS

You can select from one of five income options:

    (1) payments for your lifetime;

    (2) payments for your lifetime and your survivor's lifetime;

    (3) payments for your lifetime and your survivor's lifetime, but for not less than 10 or 20 years;

    (4) payments for your lifetime, but for not less than 10 or 20 years; and

    (5) payments for a specified period of 5 to 30 years.

Other options may be available.

You will also need to decide if you want your payments to fluctuate with investment performance or remain constant, and the date on which your payments will begin. Once you begin receiving payments, you cannot change your income option. If your contract is non-qualified, payments during the Income Phase are considered partly a return of your original investment. The "original investment" part of each payment is not taxable but any gain to your original investment is currently taxable as ordinary income upon distribution. For qualified contracts, the entire payment is currently taxable as ordinary income.


In addition to the above income options, if elected by you, you may also take income payments under the Income Protector program subject to the provisions thereof.


3. PURCHASING A SEASONS SELECT VARIABLE ANNUITY

You can buy a contract through your financial representative, who can also help you complete the proper forms. For Non-Qualified contracts the minimum initial investment is $5000. For Qualified contracts the minimum initial investment is $2000. You can add $500 or more to your contract at any time during the Accumulation Phase.

4.  INVESTMENT OPTIONS


You can put your money into any one or more of the nine distinct SELECT PORTFOLIOS, one FOCUSED PORTFOLIO, four multi-manager variable investment STRATEGIES and/or the seven fixed investment options. The fixed investment options offer fixed rates of interest for specified lengths of time.



Each SELECT PORTFOLIO and each FOCUSED PORTFOLIO has a distinct investment objective utilizing a disciplined investing style to achieve its objective. Each SELECT PORTFOLIO and each FOCUSED PORTFOLIO invests in an underlying investment portfolio. Except for the Cash Management portfolio[s], each underlying portfolio is multi-managed by a team of three money managers specializing in the distinct investment style.


The nine SELECT PORTFOLIOS and the respective managers are:


LARGE CAP GROWTH                          LARGE CAP COMPOSITE
BANKERS TRUST COMPANY                     BANKERS TRUST
("BANKERS TRUST")                         SUNAMERICA ASSET
GOLDMAN SACHS ASSET                       MANAGEMENT CORPORATION
MANAGEMENT ("GOLDMAN                      ("SAAMCO")
SACHS")                                   T. ROWE PRICE ASSOCIATES, INC.
JANUS CAPITAL CORPORATION("JANUS")        ("T. ROWE PRICE")

LARGE CAP VALUE                           MID CAP GROWTH
BANKERS TRUST                             BANKERS TRUST
T. ROWE PRICE                             T. ROWE PRICE
WELLINGTON MANAGEMENT                     WELLINGTON
COMPANY LLP ("WELLINGTON")

MID CAP VALUE                             SMALL-CAP
BANKERS TRUST                             BANKERS TRUST
GOLDMAN SACHS                             LORD ABBETT
LORD ABBETT & CO. ("LORD ABBETT")         SAAMCO

INTERNATIONAL EQUITY                      DIVERSIFIED FIXED INCOME
BANKERS TRUST                             BANKERS TRUST
GOLDMAN SACHS MANAGEMENT                  SAAMCO
INTERNATIONAL ("GOLDMAN                   WELLINGTON
SACHS INT'L")
LORD ABBETT

CASH MANAGEMENT
SAAMCO



The FOCUSED PORTFOLIO and its managers are:



FOCUS GROWTH
FRED ALGER MANAGEMENT
JENNISON ASSOCIATES
MARISCO CAPITAL MANAGEMENT


Each STRATEGY has a different investment objective. The STRATEGY(IES) use an asset allocation investment approach. Each STRATEGY invests in a combination of underlying investment portfolios which in turn invest in a combination of stocks, bonds and cash, to achieve its investment objective. The four investment STRATEGIES and their underlying investment portfolios are:

GROWTH STRATEGY

MODERATE GROWTH STRATEGY
- ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO
    PUTNAM INVESTMENT MANAGEMENT, INC.
- STOCK PORTFOLIO
    T. ROWE PRICE ASSOCIATES, INC.
- MULTI-MANAGED MODERATE GROWTH PORTFOLIO
    JANUS CAPITAL CORPORATION
    SUNAMERICA ASSET MANAGEMENT CORP.
    WELLINGTON MANAGEMENT COMPANY LLP

BALANCED GROWTH STRATEGY
- ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO
    PUTNAM INVESTMENT MANAGEMENT, INC.
- STOCK PORTFOLIO
    T. ROWE PRICE ASSOCIATES, INC.
- MULTI-MANAGED INCOME/EQUITY PORTFOLIO
    JANUS CAPITAL CORPORATION
    SUNAMERICA ASSET MANAGEMENT CORP.
    WELLINGTON MANAGEMENT COMPANY LLP

CONSERVATIVE GROWTH STRATEGY
- ASSET ALLOCATION: DIVERSIFIED GROWTH PORTFOLIO
    PUTNAM INVESTMENT MANAGEMENT, INC.
- STOCK PORTFOLIO
    T. ROWE PRICE ASSOCIATES, INC.
- MULTI-MANAGED INCOME PORTFOLIO
    JANUS CAPITAL CORPORATION
    SUNAMERICA ASSET MANAGEMENT CORP.
    WELLINGTON MANAGEMENT COMPANY LLP

The percentage allocation which each STRATEGY invests in each underlying portfolio is depicted on page 11 of the prospectus.

5. EXPENSES

Each year we deduct a $35 ($30 in North Dakota) contract administration fee on your contract anniversary. We currently waive this fee if your contract value is at least $50,000 on your contract anniversary.


We also deduct insurance charges. If you are age 80 or younger at the issue date, the insurance charge amounts to 1.40% annually of the average daily value of your contract allocated to the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or STRATEGY(IES). If you are 81 years of age or older at the issue date, the amount of the insurance charge is 1.52% annually of the average daily value of your contract allocated to the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or STRATEGY(IES). There are also investment charges and other expenses if you put money into the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or STRATEGY(IES), which are estimated to range from .85% to 1.30%. Investment charges may be more or less than the percentages reflected here.


If you take your money out in excess of the "free withdrawal" amount allowed for in your contract, we may assess a withdrawal charge that is a percentage of the money you withdraw. The percentage declines with each year the purchase payment is in the contract as follows:

Year  1........   9%          Year  6........   5%
Year  2........   8%          Year  7........   4%
Year  3........   7%          Year  8........   3%
Year  4........   6%          Year  9........   2%
Year  5........   6%          Year 10........   0%

Additionally, if you take money out of a multi-year fixed investment option before the end of the selected period, we may assess an adjustment which could increase or decrease the value of your money.

In some states you may also be assessed a state premium tax of up to 3.5%, depending upon the state in which you reside.


If you transfer among the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S), STRATEGY(IES) and/or fixed investment options more than fifteen (15) times per year, we charge a $25 dollar transfer fee for each subsequent transfer ($10 in Pennsylvania and Texas). If you enroll in the Income Protector program, we charge 0.10% of your Income Benefit Base (as described in the prospectus) from your contract value on each contract anniversary depending on the option you select.



The following charts are designed to help you understand the charges in your contract. THE COLUMN "TOTAL ANNUAL CHARGES" SHOWS THE TOTAL OF THE $35 CONTRACT ADMINISTRATION CHARGE, THE 1.40% OR 1.52% INSURANCE CHARGES, WHICHEVER IS APPLICABLE, AND THE INVESTMENT CHARGES FOR EACH SELECT PORTFOLIO, FOCUSED PORTFOLIO AND STRATEGY. WE CONVERTED THE CONTRACT ADMINISTRATION CHARGE TO A PERCENTAGE (.09%) USING AN ASSUMED CONTRACT SIZE OF $40,000. The actual impact of this charge on your contract may differ from this percentage.

If you are age 80 or younger at contract issue:



      ---------------------------------------------------------------------------------------------------------------
                                 Total Annual
                                  Insurance                                                             EXAMPLES
                                   Related                            Total Annual    Total         Total     Total
                                   Charges                             Investment    Annual        Expenses  Expenses
      SELECT PORTFOLIOS                                                 Related      Charges        at end    at end
                                                                        Charges                       of        of
                                                                                                    1 YEAR   10 YEARS

      ---------------------------------------------------------------------------------------------------------------

      Large-Cap Growth              1.49%         (1.40% + .09%)          1.10%       2.59%          $116      $289
      Large-Cap Composite           1.49%         (1.40% + .09%)          1.10%       2.59%          $116      $289
      Large-Cap Value               1.49%         (1.40% + .09%)          1.10%       2.59%          $116      $289
      Mid-Cap Growth                1.49%         (1.40% + .09%)          1.15%       2.64%          $116      $294
      Mid-Cap Value                 1.49%         (1.40% + .09%)          1.15%       2.64%          $116      $294
      Small-Cap                     1.49%         (1.40% + .09%)          1.15%       2.64%          $116      $294
      International Equity          1.49%         (1.40% + .09%)          1.30%       2.79%          $118      $308
      Diversified Fixed Income      1.49%         (1.40% + .09%)          1.00%       2.49%          $115      $279
      Cash Management               1.49%         (1.40% + .09%)          0.85%       2.34%          $113      $264

      ---------------------------------------------------------------------------------------------------------------
      FOCUSED PORTFOLIOS
      ---------------------------------------------------------------------------------------------------------------
      Focus Growth*                 1.49%         (1.40% + .09%)          1.30%       2.79%          $118      $308

      -----------------------------------------------------------------------------------------------------------------
                                                                                                         EXAMPLES
                                 Total Annual                         Total Annual                   Total      Total
                                  Insurance                            Investment     Total        Expenses   Expenses
                                   Related                              Related      Annual        at end of  at end of
                                   Charges                             Charges(1)    Charges        1 YEAR    10 YEARS
      STRATEGIES

      -----------------------------------------------------------------------------------------------------------------

      Growth                        1.49%         (1.40% + .09%)          1.14%       2.63%          $116       $293
      Moderate Growth               1.49%         (1.40% + .09%)          1.12%       2.61%          $116       $291
      Balanced Growth               1.49%         (1.40% + .09%)          1.12%       2.61%          $116       $291
      Conservative Growth           1.49%         (1.40% + .09%)          1.10%       2.59%          $116       $289

      -----------------------------------------------------------------------------------------------------------------


(1) Investment related charges for each STRATEGY are based upon the allocation to the underlying investment portfolio after the quarterly rebalancing described in the prospectus.


* This portfolio was not available for sale during fiscal year 2000. The Total Annual Investment Related Charges are based on estimated amounts for the current fiscal year.

If you are age 81 or older at contract issue:



      ---------------------------------------------------------------------------------------------------------------
                                 Total Annual
                                  Insurance                                                             EXAMPLES
                                   Related                            Total Annual    Total         Total     Total
                                   Charges                             Investment    Annual        Expenses  Expenses
      SELECT PORTFOLIO(S)                                               Related      Charges        at end    at end
                                                                        Charges                       of        of
                                                                                                    1 YEAR   10 YEARS

      ---------------------------------------------------------------------------------------------------------------

      Large-Cap Growth              1.61%         (1.52% + .09%)          1.10%       2.71%          $117      $300
      Large-Cap Composite           1.61%         (1.52% + .09%)          1.10%       2.71%          $117      $300
      Large-Cap Value               1.61%         (1.52% + .09%)          1.10%       2.71%          $117      $300
      Mid-Cap Growth                1.61%         (1.52% + .09%)          1.15%       2.76%          $118      $305
      Mid-Cap Value                 1.61%         (1.52% + .09%)          1.15%       2.76%          $118      $305
      Small-Cap Portfolio           1.61%         (1.52% + .09%)          1.15%       2.76%          $118      $305
      International Equity          1.61%         (1.52% + .09%)          1.30%       2.91%          $119      $320
      Diversified Fixed Income      1.61%         (1.52% + .09%)          1.00%       2.61%          $116      $291
      Cash Management               1.61%         (1.52% + .09%)          0.85%       2.46%          $115      $276
      ---------------------------------------------------------------------------------------------------------------
      FOCUSED PORTFOLIOS
      ---------------------------------------------------------------------------------------------------------------
      Focus Growth*                 1.61%         (1.52% + .09%)          1.30%       2.91%          $119      $320

      -----------------------------------------------------------------------------------------------------------------
                                                                                                         EXAMPLES
                                 Total Annual                         Total Annual                   Total      Total
                                  Insurance                            Investment     Total        Expenses   Expenses
                                   Related                              Related      Annual        at end of  at end of
                                   Charges                             Charges(1)    Charges        1 YEAR    10 YEARS
      STRATEGY(IES)

      -----------------------------------------------------------------------------------------------------------------

      Growth                        1.61%         (1.52% + .09%)          1.14%       2.75%          $117       $304
      Moderate Growth               1.61%         (1.52% + .09%)          1.12%       2.73%          $117       $302
      Balanced Growth               1.61%         (1.52% + .09%)          1.12%       2.73%          $117       $302
      Conservative Growth           1.61%         (1.52% + .09%)          1.10%       2.71%          $117       $300
      -----------------------------------------------------------------------------------------------------------------


(1) Investment related charges for each STRATEGY are based upon the allocation to the underlying investment portfolio after the quarterly rebalancing described in the prospectus.

* This portfolio was not available for sale during fiscal year 2000. The Total Annual Investment Related Charges are based on estimated amounts for the current fiscal year.



The examples assume that you invested $1,000 in a SELECT PORTFOLIO, FOCUSED PORTFOLIO or STRATEGY which earns 5% annually and that you withdrew your money at the end of a 1 year period and at the end of a 10 year period. For year 1, the total annual charges are assessed as well as the withdrawal charge. For year 10, the example reflects the total annual charges but there is no withdrawal charge applicable. The annual investment-related expenses may vary. The amounts shown here are estimates and reflect the waiver or reimbursement of expenses by the investment adviser. No premium taxes are reflected. Please see the Fee Tables in the prospectus for more detailed information regarding the fees and expenses incurred under the contract.


6. TAXES

Unlike taxable investments where earnings are taxed in the year they are earned, taxes on amounts earned in a non-qualified contract (one that is established with after tax dollars) are deferred until they are withdrawn. In a qualified contract (one that is established with before tax dollars) all amounts are taxable when they are withdrawn.

When you begin taking distributions or withdrawals from your contract, earnings are considered to be taken out first and will be taxed at your ordinary income tax rate. You may be subject to a 10% IRS tax penalty for distributions or withdrawals before age 59 1/2.

7. ACCESS TO YOUR MONEY

Withdrawals may be made from your contract in the amount of $1,000 or more.

Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract we will recoup any surrender charges which would have been due if your free withdrawal had not been free.

To determine your free withdrawal amount and your surrender charge, we refer to two special terms. These are penalty free earnings and the total invested amount.

The penalty-free earnings portion of your contract is simply your account value less your total invested amount. The total invested amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made.

During the first year after we issue your contract your free withdrawal amount is the greater of:


1.  Your penalty-free earnings; or


2. If you are participating in the Systematic Withdrawal program, a total of 10% of your total invested amount, less any withdrawals taken during the contract year.

After the first contract year, you can take out the greater of the following amounts each year:

1. Your penalty free earnings and any portion of your total invested amount no longer subject to surrender charges; or

2. 10% of the portion of your total invested amount that has been in your contract for at least one year, less any withdrawals taken during the contract year.

If you withdraw your entire contract value you will not receive the benefit of any free withdrawal amount. A separate withdrawal charge schedule applies to each purchase payment. After a purchase payment has been in the contract for nine full years, withdrawal charges no longer apply to that portion of the money. Of course, upon withdrawal you may also have to pay income taxes and a 10% IRS tax penalty may apply. Neither withdrawal charges nor the 10% IRS tax penalty are assessed when a death benefit is paid.
8. PERFORMANCE


The value of your annuity will fluctuate depending upon the investment performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or STRATEGY(IES) you select. From time to time we may advertise a SELECT PORTFOLIO'S, FOCUSED PORTFOLIO'S or STRATEGY'S total return. The total return figures are based on historical data and are not intended to indicate future performance.



      --------------------------------------------
      Strategy*                              1999
      --------------------------------------------
      Growth..............................  35.32%
      Moderate Growth.....................  29.61%
      Balanced Growth.....................  16.90%
      Conservative Growth.................  10.57%
      --------------------------------------------



* The Select Portfolios and Focused Portfolios have not yet had a full calendar year of returns, and therefore, no performance information is presented here.

9. DEATH BENEFIT

If you, or, if there is a joint owner, either of the two, should die during the Accumulation Phase, your Beneficiary will receive a death benefit.

If at the time we issued your contract, you were 80 years old or younger, the death benefit is the greatest of:

(1) the value of your contract at the time we receive satisfactory proof of death; or (2) total Purchase Payments less withdrawals (and any fees or charges applicable to such withdrawals) in an amount proportionate to the amount by which such withdrawals decreased contract values, compounded at a 4% annual growth rate until the date of death (3% growth rate if 70 or older at the time of contract issue); or (3) the value of your contract on the seventh contract anniversary, plus any Purchase Payments and less withdrawals (and any fees or charges applicable to such withdrawals) in an amount proportionate to the amount by which such withdrawals decreased contract values, since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue). (4) the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the value of your contract on a contract anniversary plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals) in an amount proportionate to the amount by which such withdrawals decreased contract values, since that contract anniversary.

If at the time we issued your contract, you were 81 years old or older, the death benefit is the greatest of: (1) the value of your contract at the time we receive satisfactory proof of death, or (2) total Purchase Payments less withdrawals (and any fees or charges applicable to such withdrawals) in an amount proportionate to the amount by which such withdrawals decreased contract values, compounded at 3% to date of death.
10. OTHER INFORMATION

OWNERSHIP: The contract is an allocated fixed and variable group annuity contract. A group contract is issued to a contractholder, for the benefit of the participants in the group. You, as an owner of a Seasons Select Variable Annuity, are a participant in the group and will receive a certificate evidencing your ownership. You, as the owner of a certificate, are entitled to all the rights and privileges of ownership. As used in this Profile and the prospectus, the term contract refers to your certificate. In some states an individual fixed and variable annuity contract may be available instead, which is identical to the group contract described in this Profile and the prospectus except that it is issued directly to the individual owner.


FREE LOOK: You may cancel your contract within 10 days of receiving it (or whatever period is required by your state) by mailing it to our Annuity Service Center. Your contract will be treated as void on the date we receive it and we will pay you an amount equal to the value of the money in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO and/or STRATEGY(IES) plus any money you put into the fixed investment options. Its value may be more or less than the money you initially invested. Thus, the investment risk is borne by you during the free look period.

SYSTEMATIC WITHDRAWAL PROGRAM: If selected by you, this program allows you to receive either monthly, quarterly, semi-annual or annual checks during the Accumulation Phase. Systematic withdrawals may also be electronically transferred to your bank account. Of course, withdrawals during the Accumulation Phase may be taxable and a 10% IRS tax penalty may apply if you are under age
59 1/2.


DOLLAR COST AVERAGING: If selected by you, this program allows you to invest gradually into one or more of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or STRATEGY(IES).



PRINCIPAL ADVANTAGE PROGRAM: If selected by you, this program allows you to put money in a fixed investment option and one or more SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or STRATEGY(IES) and we will guarantee that the portion allocated to the fixed investment option assuming that it remains invested in that option, will grow to equal your principal investment.


AUTOMATIC PAYMENT PLAN: You can add to your contract directly from your bank account with as little as $50 per month.

CONFIRMATIONS AND QUARTERLY STATEMENTS: During the accumulation phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the automatic payment plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately.

During the accumulation and income phases, you will receive a statement of your transactions over the past quarter and a summary of your account values.
11. INQUIRIES:

If you have questions about your contract or need to make changes, call your financial representative or contact us at:

Anchor National Life Insurance Company
Annuity Service Center
P.O. Box 54299
Los Angeles, California 90054-0299
800/445-SUN2

If money accompanies your correspondence, you should direct it to:

Anchor National Life Insurance Company
P.O. Box 100330
Pasadena, California 91189-0001

                                     [LOGO]


                                   PROSPECTUS
                                  July 5, 2000
                   ALLOCATED FIXED AND VARIABLE GROUP ANNUITY
                                   issued by
                         VARIABLE ANNUITY ACCOUNT FIVE
                                      and
                     ANCHOR NATIONAL LIFE INSURANCE COMPANY



The annuity contract has 21 investment choices - 7 fixed investment options which offer interest rates guaranteed by Anchor National for different periods of time, 9 variable investment SELECT PORTFOLIOS, 1 variable investment FOCUSED PORTFOLIO and 4 variable investment STRATEGIES:



                               SELECT PORTFOLIOS


                                LARGE CAP GROWTH
                              LARGE CAP COMPOSITE
                                LARGE CAP VALUE
                                 MID CAP GROWTH
                                 MID CAP VALUE
                                   SMALL CAP
                              INTERNATIONAL EQUITY
                            DIVERSIFIED FIXED INCOME
                                CASH MANAGEMENT


                               FOCUSED PORTFOLIOS



                                  FOCUS GROWTH



                                   STRATEGIES


                                     GROWTH
                                MODERATE GROWTH
                                BALANCED GROWTH
                              CONSERVATIVE GROWTH

              all of which invest in the underlying portfolios of
                              SEASONS SERIES TRUST
                              which is managed by:


                               SELECT PORTFOLIOS


                             BANKERS TRUST COMPANY
                         GOLDMAN SACHS ASSET MANAGEMENT
                           JANUS CAPITAL CORPORATION
                             LORD, ABBETT & COMPANY
                      SUNAMERICA ASSET MANAGEMENT COMPANY
                         T. ROWE PRICE ASSOCIATES, INC.
                       WELLINGTON MANAGEMENT COMPANY, LLP


                                FOCUS PORTFOLIOS



                             FRED ALGER MANAGEMENT



                              JENNISON ASSOCIATES



                           MARISCO CAPITAL MANAGEMENT



                                   STRATEGIES


                       PUTNAM INVESTMENT MANAGEMENT, INC.
                         T. ROWE PRICE ASSOCIATES, INC.
                           JANUS CAPITAL CORPORATION
                      SUNAMERICA ASSET MANAGEMENT COMPANY
                       WELLINGTON MANAGEMENT COMPANY, LLP


You can put your money into any one or all of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S), STRATEGY(IES) and/or fixed investment options.


Please read this prospectus carefully before investing and keep it for your future reference. It contains important information you should know about the Seasons Select Variable Annuity.


To learn more about the annuity offered by this prospectus, you can obtain a copy of the Statement of Additional Information ("SAI") dated July 5, 2000. The SAI has been filed with the Securities and Exchange Commission ("SEC") and can be considered part of this prospectus.


The table of contents of the SAI appears on page 36 of this prospectus. For a free copy of the SAI, call us at 800/445-SUN2 or write our Annuity Service Center at, P.O. Box 54299, Los Angeles, California 90054-0299.

A registration statement has been filed with the SEC under the Securities Act of 1933 relating to the contract. This prospectus does not contain all the information in the registration statement as permitted by SEC regulations. The omitted information can be obtained from the SEC's principal office in Washington, D.C., upon payment of a prescribed fee.

In addition, the SEC maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC.

ANNUITIES INVOLVE RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL, AND ARE NOT A DEPOSIT OR OBLIGATION OF, OR GUARANTEED OR ENDORSED BY, ANY BANK. THEY ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INCORPORATION OF CERTAIN
DOCUMENTS BY REFERENCE


Anchor National's Annual Report on Form 10-K for the year ended
December 31, 1999 are incorporated herein by reference.


All documents or reports filed by Anchor National under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the effective date of this prospectus are also incorporated by reference. Statements contained in this prospectus and subsequently filed documents which are incorporated by reference or deemed to be incorporated by reference are deemed to modify or supersede documents incorporated herein by reference.

Anchor National files its Exchange Act documents and reports, including its annual and quarterly reports on Form 10-K and Form 10-Q, electronically pursuant to EDGAR under CIK No. 0000006342.

Anchor National is subject to the informational requirements of the Securities and Exchange Act of 1934 (as amended). We file reports and other information with the SEC to meet those requirements. You can inspect and copy this information at SEC public facilities at the following locations:

WASHINGTON, DISTRICT OF COLUMBIA
450 Fifth Street, N.W., Room 1024
Washington, D.C. 20549

CHICAGO, ILLINOIS
500 West Madison Street
Chicago, IL 60661

NEW YORK, NEW YORK
7 World Trade Center, 13th Fl.
New York, NY 10048

To obtain copies by mail contract the Washington, D.C. location. After you pay the fees as prescribed by the rules and regulations of the SEC, the required documents are mailed.

Registration statements under the Securities Act of 1933, as amended, related to the contracts offered by this prospectus are on file with the SEC. This prospectus does not contain all of the information contained in the registration statements and exhibits. For further information regarding the separate account, Anchor National and its general account, the Variable Portfolios and the contract, please refer to the registration statements and exhibits.

The SEC also maintains a website (http://www.sec.gov) that contains the SAI, materials incorporated by reference and other information filed electronically with the SEC by Anchor National.

Anchor National will provide without charge to each person to whom this prospectus is delivered, upon written or oral request, a copy of the documents incorporated by reference. Requests for these documents should be directed to Anchor National's Annuity Service Center, as follows:

    Anchor National Life Insurance Company
    Annuity Service Center
    P.O. Box 54299
    Los Angeles, California 90054-0299
    Telephone Number: (800) 445-SUN2

SECURITIES AND EXCHANGE COMMISSION POSITION ON INDEMNIFICATION

Indemnification for liabilities arising under the Securities Act of 1933 (the "Act") is provided to Anchor National's officers, directors and controlling persons. The SEC has advised that it believes such indemnification is against public policy under the Act and unenforceable. If a claim for indemnification against such liabilities (other than for Anchor National's payment of expenses incurred or paid by its directors, officers or controlling persons in the successful defense of any legal action) is asserted by a director, officer or controlling person of Anchor National in connection with the securities registered under this prospectus, Anchor National will submit to a court with jurisdiction to determine whether the indemnification is against public policy under the Act. Anchor National will be governed by final judgment of the issue. However, if in the opinion of Anchor National's counsel this issue has been determined by controlling precedent, Anchor National will not submit the issue to a court for determination.

TABLE OF CONTENTS


 GLOSSARY....................................................    3
 FEE TABLES..................................................    4
     Owner Transaction Expenses..............................    4
     Annual Separate Account Expenses........................    4
     Income Protector Fee....................................    4
     Investment Portfolio Expenses...........................    5
     Investment Portfolio Expenses by Strategy...............    5
     Investment Portfolio Expenses for Strategy Underlying
      Portfolios.............................................    5
 EXAMPLES....................................................    6
 THE SEASONS SELECT VARIABLE ANNUITY.........................    8
 PURCHASING A SEASONS SELECT VARIABLE ANNUITY................    9
     Allocation of Purchase Payments.........................    9
     Accumulation Units......................................    9
     Free Look...............................................   10
 INVESTMENT OPTIONS..........................................   10
     Variable Investment Options.............................   10
       THE PORTFOLIO(S)......................................   11
       THE STRATEGIES........................................   12
     Market Value Adjustment.................................   15
     Transfers During the Accumulation Phase.................   16
     Dollar Cost Averaging...................................   17
     Principal Advantage Program.............................   18
     Voting Rights...........................................   19
     Substitution............................................   19
 ACCESS TO YOUR MONEY........................................   19
     Free Withdrawal Provision...............................   19
     Systematic Withdrawal Program...........................   21
     Minimum Contract Value..................................   21
     Qualified Contract Owners...............................   21
 DEATH BENEFIT...............................................   21
     Death of the Annuitant..................................   22
 EXPENSES....................................................   22
     Insurance Charges.......................................   22
     Withdrawal Charges......................................   23
     Investment Charges......................................   23
     Contract Maintenance Fee................................   23
     Transfer Fee............................................   24
     Premium Tax.............................................   24
     Income Taxes............................................   24
     Reduction or Elimination of Charges and Expenses, and
      Additional Amounts Credited............................   24
 INCOME OPTIONS..............................................   24
     Annuity Date............................................   24
     Income Options..........................................   25
     Allocation of Annuity Payments..........................   26
     Transfers During the Income Phase.......................   26
     Deferment of Payments...................................   26
     The Income Protector....................................   27
 TAXES.......................................................   29
     Annuity Contracts in General............................   29
     Tax Treatment of Distributions--Non-qualified
      Contracts..............................................   30
     Tax Treatment of Distributions--Qualified Contracts.....   30
     Minimum Distributions...................................   30
     Diversification.........................................   31
 PERFORMANCE.................................................   31
 OTHER INFORMATION...........................................   31
     The Separate Account....................................   32
     Custodian...............................................   32
     The General Account.....................................   32
     Distribution of the Contract............................   32
     Administration..........................................   33
     Year 2000...............................................   33
     Legal Proceedings.......................................   33
 INDEPENDENT ACCOUNTANTS.....................................   33
 TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION....   34
 APPENDIX A--CONDENSED FINANCIAL INFORMATION.................  A-1
 APPENDIX B--MARKET VALUE ADJUSTMENT.........................  B-1
 APPENDIX C--PREMIUM TAXES...................................  C-1

GLOSSARY

We have capitalized some of the technical terms used in this prospectus. To help you understand these terms, we define them in this glossary.

ACCUMULATION PHASE--The period during which you invest money in your contract.

ACCUMULATION UNITS--A measurement we use to calculate the value of the variable portion of your contract during the Accumulation Phase.

ANNUITANT(S)--The person(s) on whose life (lives) we base annuity payments.

ANNUITY DATE--The date on which annuity payments are to begin, as selected by you.

ANNUITY UNITS--A measurement we use to calculate the amount of annuity payments you receive from the variable portion of your contract during the Income Phase.

BENEFICIARY(IES)--The person(s) designated to receive any benefits under the contract if you or the Annuitant dies.

COMPANY--Anchor National Life Insurance Company ("Anchor National"), We, Us, the issuer of this annuity contract.

INCOME PHASE--The period during which we make annuity payments to you.

IRS--The Internal Revenue Service.

NON-QUALIFIED (CONTRACT)--A contract purchased with after-tax dollars. In general, these contracts are not under any pension plan, specially sponsored program or individual retirement account ("IRA").

PURCHASE PAYMENTS--The money you give us to buy the contract, as well as any additional money you give us to invest in the contract after you own it.

QUALIFIED (CONTRACT)--A contract purchased with pretax dollars. These contracts are generally purchased under a pension plan, specially sponsored program or individual retirement account ("IRA").

STRATEGY(IES)--A sub-account of Variable Annuity Account Five which provides for the variable investment options available under the contract. Each STRATEGY has its own investment objective and is invested in the underlying investment porfolios of the Seasons Series Trust. This investment option allocates assets to three out of six available portfolios, each of which is managed by a different investment advisor.


PORTFOLIO(S)--A sub-account of Variable Annuity Account Five which provides for the variable investment options available under the contract. Each PORTFOLIO has a distinct investment objective and is invested in the underlying investment portfolios of the Seasons Series Trust. This investment option allocates assets to an underlying fund in which a portion of the assets is managed by three different advisors.

SEASONS SELECT VARIABLE ANNUITY FEE TABLES
                    ------------------------------------------------------------

OWNER TRANSACTION EXPENSES

Withdrawal Charge as a percentage of Purchase Payments:

Year 1..............    9%      Year 6..............    5%
Year 2..............    8%      Year 7..............    4%
Year 3..............    7%      Year 8..............    3%
Year 4..............    6%      Year 9..............    2%
Year 5..............    6%      Year 10.............    0%


Contract Maintenance Charge........  $35 each year ($30 in North Dakota)
Transfer Fee.......................  No charge for first fifteen transfers each year; thereafter, the fee is $25
                                     per transfer ($10 in
                                     Pennsylvania and Texas)


ANNUAL SEPARATE ACCOUNT EXPENSES
(as a percentage of daily net asset value)

If age 80 or younger at contract issue:

Mortality Risk Charge....................  0.90%
Expense Risk Charge......................  0.35%
Distribution Expense Charge..............  0.15%
                                           ----
      Total Separate Account Expenses....  1.40%

If age 81 or older at contract issue:

Mortality Risk Charge....................  1.02%
Expense Risk Charge......................  0.35%
Distribution Expense Charge..............  0.15%
                                           ----
      Total Separate Account Expenses....  1.52%


                            THE INCOME PROTECTOR FEE
                 (The Income Protector Program is optional and
       if elected the fee is deducted annually from your contract value.)



Fee as a percentage of your Income
 Benefit Base........................         0.10%

                         INVESTMENT PORTFOLIO EXPENSES
                                 OF PORTFOLIOS
  (based on the total annual expenses of the underlying investment portfolios reflected below as of the fiscal year end of the
                          Trust ending March 31, 2000)



                                           MANAGEMENT      OTHER     TOTAL ANNUAL
                                              FEE         EXPENSES     EXPENSES
---------------------------------------------------------------------------------
SELECT PORTFOLIOS
---------------------------------------
    Large Cap Growth                          0.80%         0.30%        1.10%
    Large Cap Composite                       0.80%         0.30%        1.10%
    Large Cap Value                           0.80%         0.30%        1.10%
    Mid Cap Growth                            0.85%         0.30%        1.15%
    Mid Cap Value                             0.85%         0.30%        1.15%
    Small Company                             0.85%         0.30%        1.15%
    International Equity                      1.00%         0.30%        1.30%
    Diversified Fixed Income                  0.70%         0.30%        1.00%
    Cash Management                           0.55%         0.30%        0.85%
---------------------------------------------------------------------------------
FOCUSED PORTFOLIOS
---------------------------------------
    Focus Growth*                             1.00%         0.30%        1.30%
---------------------------------------------------------------------------------



* This portfolio was not available for sale during fiscal year 2000. The percentages are based on estimated amounts for the current fiscal year.


                   INVESTMENT PORTFOLIO EXPENSES BY STRATEGY

  (based on the total annual expenses of the underlying investment portfolios reflected below as of the fiscal year end of the
                          Trust ending March 31, 2000)



                                           MANAGEMENT     OTHER     TOTAL ANNUAL
                                              FEE        EXPENSES     EXPENSES
--------------------------------------------------------------------------------
Growth                                       0.87%         0.27%        1.14%
Moderate Growth                              0.85%         0.27%        1.12%
Balanced Growth                              0.83%         0.29%        1.12%
Conservative Growth                          0.80%         0.30%        1.10%
--------------------------------------------------------------------------------


IMPORTANT INFORMATION ABOUT PORTFOLIO EXPENSES IF INVESTED IN STRATEGY(IES):
The Investment Portfolio Expenses table set forth below identify the total investment expenses charged by the underlying investment portfolios of Seasons Series Trust. Each contractholder invested in a STRATEGY will incur only a portion of the investment expense of those portfolios in which the STRATEGY invests. The table above entitled "Investment Portfolio Expenses by STRATEGY" shows an approximation of the total investment expenses a contractholder may incur if invested in each respective STRATEGY, after the automatic quarterly rebalancing of such STRATEGY as described on page 15. The actual investment expenses incurred by contractholders within a STRATEGY will vary depending upon the daily net asset value of each investment portfolio in which such STRATEGY is invested.


                         INVESTMENT PORTFOLIO EXPENSES
                       FOR STRATEGY UNDERLYING PORTFOLIOS
(as a percentage of daily net asset value of each investment portfolio as of the fiscal year end of the
                            Trust (March 31, 2000))



                                           MANAGEMENT     OTHER     TOTAL ANNUAL
                                              FEE        EXPENSES     EXPENSES
--------------------------------------------------------------------------------
    Stock                                    0.85%         0.21%        1.06%
    Asset Allocation: Diversified
     Growth                                  0.85%         0.36%        1.21%
    Multi-Managed Growth                     0.89%         0.26%        1.15%
    Multi-Managed Moderate Growth            0.85%         0.25%        1.10%
    Multi-Managed Income/Equity              0.81%         0.29%        1.10%
    Multi-Managed Income                     0.77%         0.29%        1.06%
--------------------------------------------------------------------------------



THE ABOVE INVESTMENT PORTFOLIO EXPENSES WERE PROVIDED BY SEASONS SERIES TRUST. WE HAVE NOT INDEPENDENTLY VERIFIED THE ACCURACY OF THE INFORMATION.

                                    EXAMPLES



You will pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets and:

  (a) surrender of the contract at the end of the stated time period if you were 80 or younger at time of issue;
  (b) surrender of the contract at the end of the stated time period if you were age 81 or older at time of issue.
  (c) If the contract is not surrendered or is annuitized and you were 80 or younger at time of issue.*
  (d) If the contract is not surrendered or is annuitized and you were 81 or older at time of issue.*


                                                        TIME PERIODS
SELECT PORTFOLIO                1 YEAR           3 YEARS           5 YEARS          10 YEARS
----------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------

Large Cap Growth               (a)  $116        (a)  $150         (a)  $196         (a)  $289
                               (b)  $117        (b)  $153         (b)  $202         (b)  $300
                               (c)  $26         (c)  $ 80         (c)  $136         (c)  $289
                               (d)  $27         (d)  $ 83         (d)  $142         (d)  $300
Large Cap Composite            (a)  $116        (a)  $150         (a)  $196         (a)  $289
                               (b)  $117        (b)  $153         (b)  $202         (b)  $300
                               (c)  $26         (c)  $ 80         (c)  $136         (c)  $289
                               (d)  $27         (d)  $ 83         (d)  $142         (d)  $300
Large Cap Value                (a)  $116        (a)  $150         (a)  $196         (a)  $289
                               (b)  $117        (b)  $153         (b)  $202         (b)  $300
                               (c)  $26         (c)  $ 80         (c)  $136         (c)  $289
                               (d)  $27         (d)  $ 83         (d)  $142         (d)  $300
Mid Cap Growth                 (a)  $116        (a)  $151         (a)  $198         (a)  $294
                               (b)  $118        (b)  $155         (b)  $204         (b)  $305
                               (c)  $26         (c)  $ 81         (c)  $138         (c)  $294
                               (d)  $28         (d)  $ 85         (d)  $144         (d)  $305
Mid Cap Value                  (a)  $116        (a)  $151         (a)  $198         (a)  $294
                               (b)  $118        (b)  $155         (b)  $204         (b)  $305
                               (c)  $26         (c)  $ 81         (c)  $138         (c)  $294
                               (d)  $28         (d)  $ 85         (d)  $144         (d)  $305
Small Company                  (a)  $116        (a)  $151         (a)  $198         (a)  $294
                               (b)  $118        (b)  $155         (b)  $204         (b)  $305
                               (c)  $26         (c)  $ 81         (c)  $138         (c)  $294
                               (d)  $28         (d)  $ 85         (d)  $144         (d)  $305
International Equity           (a)  $118        (a)  $155         (a)  $206         (a)  $308
                               (b)  $119        (b)  $159         (b)  $212         (b)  $320
                               (c)  $28         (c)  $ 85         (c)  $146         (c)  $308
                               (d)  $29         (d)  $ 89         (d)  $152         (d)  $320
Diversified Fixed Income       (a)  $115        (a)  $147         (a)  $191         (a)  $279
                               (b)  $116        (b)  $150         (b)  $197         (b)  $291
                               (c)  $25         (c)  $ 77         (c)  $131         (c)  $279
                               (d)  $26         (d)  $ 80         (d)  $137         (d)  $291
Cash Management                (a)  $113        (a)  $142         (a)  $183         (a)  $264
                               (b)  $115        (b)  $146         (b)  $189         (b)  $276
                               (c)  $23         (c)  $ 72         (c)  $123         (c)  $264
                               (d)  $25         (d)  $ 76         (d)  $129         (d)  $276
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
FOCUSED PORTFOLIOS              1 YEAR           3 YEARS           5 YEARS          10 YEARS
----------------------------------------------------------------------------------------------
Focus Growth**                 (a)  $118        (a)  $155         (a)  $206         (a)  $308
                               (b)  $119        (b)  $159         (b)  $212         (b)  $320
                               (c)  $28         (c)  $ 85         (c)  $146         (c)  $308
                               (d)  $29         (d)  $ 89         (d)  $152         (d)  $320
----------------------------------------------------------------------------------------------



** This portfolio was not available for sale during fiscal year 2000. The figures are based on estimated amounts for the current fiscal year.

                                                    TIME PERIODS
STRATEGY                    1 YEAR           3 YEARS           5 YEARS          10 YEARS
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------

Growth                     (a)  $116        (a)  $151         (a)  $198         (a)  $293
                           (b)  $117        (b)  $154         (b)  $204         (b)  $304
                           (c)  $26         (c)  $ 81         (c)  $138         (c)  $293
                           (d)  $27         (d)  $ 84         (d)  $144         (d)  $304
Moderate Growth            (a)  $116        (a)  $150         (a)  $197         (a)  $291
                           (b)  $117        (b)  $154         (b)  $203         (b)  $302
                           (c)  $26         (c)  $ 80         (c)  $137         (c)  $291
                           (d)  $27         (d)  $ 84         (d)  $143         (d)  $302
Balanced Growth            (a)  $116        (a)  $150         (a)  $197         (a)  $291
                           (b)  $117        (b)  $154         (b)  $203         (b)  $302
                           (c)  $26         (c)  $ 80         (c)  $137         (c)  $291
                           (d)  $27         (d)  $ 84         (d)  $143         (d)  $302
Conservative Growth        (a)  $116        (a)  $150         (a)  $196         (a)  $289
                           (b)  $117        (b)  $153         (b)  $202         (b)  $300
                           (c)  $26         (c)  $ 80         (c)  $136         (c)  $289
                           (d)  $27         (d)  $ 83         (d)  $142         (d)  $300
------------------------------------------------------------------------------------------


* We do not currently charge a surrender charge upon annuitization, unless the contract is annuitized under the Income Protector Program. We will assess any applicable surrender charges upon annuitizations effected using the Income Protector Program as if you had fully surrendered your contract.

                     EXPLANATION OF FEE TABLES AND EXAMPLES


1. The purpose of the Fee Tables is to show you the various expenses you will incur directly and indirectly by investing in the contract. The example reflects owner transaction expenses, separate account expenses and investment portfolio expenses by SELECT PORTFOLIO, FOCUSED PORTFOLIO and STRATEGY.


2. The Examples assume that no transfer fees were imposed. Premium taxes are not reflected but may be applicable. Although premium taxes may apply in certain states, they are not reflected in the Examples. In addition, these examples do not reflect the fees associated with the Income Protector Program.


3. For certain investment portfolios in which the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and STRATEGIES invest SunAmerica Asset Management has voluntarily agreed to waive fees or reimburse expenses, if necessary, to keep annual operating expenses at or below the following percentages of each of the following Portfolios' average net assets: Multi-Managed Growth Portfolio 1.29%, Multi-Managed Moderate Growth Portfolio 1.21%, Multi-Managed Income/Equity Portfolio 1.14%, Multi-Managed Income Portfolio 1.06%, Asset Allocation: Diversified Growth Portfolio 1.21%, Stock Portfolio 1.21%, Large Cap Growth Portfolio 1.10%, Large Cap Composite Portfolio 1.10%, Large Cap Value Portfolio 1.10%, Mid Cap Growth Portfolio 1.15%, Mid Cap Value Portfolio 1.15%, Small Cap Portfolio 1.15%, International Equity Portfolio 1.30%, Diversified Fixed Income Portfolio 1.00% and Cash Management Portfolio 0.85%. SunAmerica Asset Management also may voluntarily waive or reimburse additional amounts to increase the investment return to a Portfolio's investors. SunAmerica may terminate all such waivers and/or reimbursements at any time. Further, any waivers or reimbursements made by SunAmerica Asset Management with respect to a Portfolio are subject to recoupment from that Portfolio within the following two years, provided that the Portfolio is able to effect such payment to SunAmerica Asset Management and remain in compliance with the foregoing expense limitations. During the time period reflected in this Fee Table, the adviser did not rely on any of these waiver and/or reimbursement agreements.


4. THESE EXAMPLES SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES. ACTUAL EXPENSES MAY BE GREATER OR LESS THAN THOSE SHOWN.


The historical accumulation unit values for the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and STRATEGY(IES) are contained in Appendix A--Condensed Financial Information.

THE SEASONS SELECT VARIABLE ANNUITY
--------------------------------------------------------------------------------

An annuity is a contract between you and an insurance company. You are the owner of the contract. The contract provides three main benefits:

    - Tax Deferral: This means that you do not pay taxes on your earnings from the annuity until you withdraw them.

    - Death Benefit: If you die during the Accumulation Phase, the insurance company pays a death benefit to your Beneficiary.

    - Guaranteed Income: If elected, you receive a stream of income for your lifetime, or another available period you select.

Tax-qualified retirement plans (e.g., IRAs, 401(k) or 403(b) plans) defer payment of taxes on earnings until withdrawal. If you are considering funding a tax-qualified retirement plan with an annuity, you should know that an annuity does not provide any additional tax deferral treatment of earnings beyond the treatment provided by the tax-qualified retirement plan itself. However, annuities do provide other features and benefits which may be valuable to you. You should fully discuss this decision with your financial advisor.

This annuity was developed to help you contribute to your retirement savings. This annuity works in two stages, the Accumulation Phase and the Income Phase. Your contract is in the Accumulation Phase during the period when you make payments into the contract. The Income Phase begins when you request us to start making payments to you out of the money accumulated in your contract.


The Contract is called a "variable" annuity because it allows you to invest in variable investment portfolios which we call SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and/or STRATEGIES. The SELECT PORTFOLIOS, FOCUSED PORTFOLIOS and STRATEGIES, are similar to mutual funds, in that they have specific investment objectives and their performance varies. You can gain or lose money if you invest in these SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or STRATEGIES. The amount of money you accumulate in your contract depends on the performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or STRATEG(IES) in which you invest.


The Contract also offers several fixed account options for varying time periods. Fixed account options earn interest at a rate set and guaranteed by Anchor National. If you allocate money to the fixed account options, the amount of money that accumulates in your Contract depends on the total interest credited to the particular fixed account option(s) in which you are invested.


For more information on SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S), STRATEGY(IES) and fixed account options available under this contract, SEE INVESTMENT OPTIONS PAGE 10.


Anchor National Life Insurance Company (Anchor National, The Company, Us, We) issues the Seasons Select Variable Annuity. When you purchase a Seasons Select Variable Annuity, a contract exists between you and Anchor National. The Company is a stock life insurance company organized under the laws of the state of Arizona. Its principal place of business is 1 SunAmerica Center, Los Angeles, California 90067. The Company conducts life insurance and annuity business in the District of Columbia and all states except New York. Anchor National is an indirect, wholly owned subsidiary of American International Group, Inc., a Delaware corporation. Seasons Select may not currently be available in all states.


This annuity is designed for investors whose personal circumstances allow for a long-term investment time horizon, to assist in contributing to retirement savings. As a function of the federal tax code you may be assessed a 10% federal tax penalty on any withdrawal made prior to your reaching age 59 1/2. Additionally, this contract provides that you will be charged a withdrawal charge on each purchase payment withdrawn if that purchase payment has not been invested in this contract for at least 9 years. Because of these potential penalties, you should fully discuss all of the benefits and risks of this contract with your financial adviser prior to purchase.


PURCHASING A SEASONS SELECT VARIABLE ANNUITY
--------------------------------------------------------------------------------

An initial Purchase Payment is the money you give us to buy a contract. Any additional money you give us to invest in the contract after purchase is a subsequent Purchase Payment.

This chart shows the minimum initial and subsequent Purchase Payments permitted under your contract. These amounts depend upon whether a contract is Qualified or Non-Qualified for tax purposes.

                                                       MINIMUM
                                MINIMUM INITIAL       SUBSEQUENT
                                PURCHASE PAYMENT   PURCHASE PAYMENT
                                ----------------   ----------------
Qualified                             $2,000             $500
Non-Qualified                         $5,000             $500


Prior Company approval is required to accept Purchase Payments greater than $1,500,000. The Company reserves the right to refuse any Purchase Payment including one which would cause the contact value or Purchase Payments to exceed $1,500,000 at the time of the Purchase Payment. Also, the optional Automatic Payment Plan allows you to make subsequent payments as small as $50.00. We may refuse any Purchase Payment.



In general, we will not issue a Qualified contract to anyone who is age 70 1/2 or older, unless they certify to us that the minimum distribution required by the federal tax code is being made. In addition we may not issue a contract to anyone over age 90.


ALLOCATION OF PURCHASE PAYMENTS


We invest your Purchase Payments in the fixed accounts, SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or STRATEGY(IES) according to your instructions. If we receive a Purchase Payment without allocation instructions, we will invest the money according to your last allocation instructions. Purchase Payments are applied to your contract based upon the value of the variable investment option next determined after receipt of your money. SEE INVESTMENT OPTIONS PAGE 10.


In order to issue your contract, we must receive your completed application, Purchase Payment allocation instructions and any other required paper work at our Annuity Service Center. We allocate your initial purchase payment within two days of receiving it. If we do not have complete information necessary to issue your contract, we will contact you. If we do not have the information necessary to issue your contract within 5 business days we will:

    - Send your money back to you, or;

    - Ask your permission to keep your money until we get the information necessary to issue the contract.

ACCUMULATION UNITS


The value of the variable portion of your contract will go up or down depending upon the investment performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or STRATEGY(IES) you select. In order to keep track of the value of your contract, we use a unit of measure called an Accumulation Unit which works like a share of a mutual fund. During the Income Phase, we call them Annuity Units.

An Accumulation Unit value is determined each day that the New York Stock Exchange ("NYSE") is open. We calculate an Accumulation Unit for each STRATEGY, SELECT PORTFOLIO or FOCUSED PORTFOLIO after the NYSE closes each day. We do this by:



    1. determining the total value of money invested in a particular STRATEGY, SELECT PORTFOLIO or FOCUSED PORTFOLIO;


    2. subtracting from that amount any asset-based charges and any other charges such as taxes we have deducted; and

    3.  dividing this amount by the number of outstanding Accumulation Units.

FREE LOOK


You may cancel your contract within ten days after receiving it (or longer if required by state law). We call this a "free look." To cancel, you must mail the contract along with your free look request to our Annuity Service Center at P.O. Box 54299, Los Angeles, California 90054-0299. Unless otherwise required by state law, you will receive back the value of the money allocated to the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or STRATEGY(IES) on the day we receive your request plus any Purchase Payment in the fixed investment options. This value may be more or less than the money you initially invested. Thus, the investment risk is borne by you during the free look period.


Certain states require us to return your Purchase Payments upon a free look request. Additionally, all contracts issued as an IRA require the full return of Purchase Payments upon a free look. With respect to those contracts, we reserve the right to put your money in the 1-year fixed investment option during the free look period. If you cancel your contract during the free look period, we return the greater of (1) your Purchase Payments, or (2) the value of your contract. At the end of the free look period, we reallocate your money according to your instructions.

INVESTMENT OPTIONS
--------------------------------------------------------------------------------


The contract offers variable investment options which we call SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and STRATEGY(IES), and fixed investment options. We designed the contract to meet your varying investment needs over time. You can achieve this by using the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or STRATEGY(IES) alone or in concert with the fixed investment options. The SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and STRATEGY(IES) operate similar to a mutual fund but are only available through the purchase of certain variable annuities. A mixture of your investment in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or STRATEGY(IES) and fixed account options may lower the risk associated with investing only in a variable investment option.


VARIABLE INVESTMENT OPTIONS

Each of the variable investment options of the contract invests in underlying portfolios of Seasons Series Trust. SunAmerica Asset Management Company ("SAAMCo"), an affiliate of Anchor National, manages Seasons Series Trust. SAAMCo has engaged sub-advisers to provide investment advice for certain of the underlying investment portfolios.

YOU SHOULD READ THE PROSPECTUS FOR THE SEASONS SERIES TRUST CAREFULLY BEFORE INVESTING. THE PROSPECTUS WHICH IS ATTACHED HERETO CONTAINS DETAILED INFORMATION ABOUT THE UNDERLYING INVESTMENT PORTFOLIOS INCLUDING INVESTMENT OBJECTIVE AND RISK FACTORS.

THE PORTFOLIOS



The contract offers nine SELECT PORTFOLIOS, each with a distinct investment objective, utilizing a disciplined investing style to achieve its objective. Each SELECT PORTFOLIO invests in an underlying investment portfolio of the Seasons Series Trust. Except for the Cash Management portfolio, each underlying portfolio is multi-managed by a team of three money managers, one component of the underlying portfolios is an unmanaged component that tracks a particular target index or subset of an index. The other two components are actively managed. The unmanaged component of each underlying portfolio is intended to balance some of the risks associated with an actively traded portfolio.



The contract also currently offers one FOCUSED PORTFOLIO. Each multi-managed FOCUSED PORTFOLIO offers you at least two different professional managers, one of which may be SAAMCo, and each of which advises a separate portion of the FOCUSED PORTFOLIO. Each manager actively selects a limited number of stocks that represent their best ideas. This approach to investing results in a more concentrated portfolio, which will be less diversified than the SELECT PORTFOLIOS, and may be subject to greater market risks.



Each underlying PORTFOLIO and the respective managers are:



SELECT PORTFOLIOS                                   LARGE-CAP COMPOSITE
LARGE-CAP GROWTH                                    Bankers Trust
Bankers Trust Company ("Bankers Trust")             SAAMCo
Goldman Sachs Assets Management ("Goldman Sachs)    T. Rowe Price Associates, Inc. ("T. Rowe Price")
Janus Capital Corporation ("Janus")

LARGE-CAP VALUE                                     MID-CAP GROWTH
Bankers Trust                                       Bankers Trust
T. Rowe Price                                       T. Rowe Price
Wellington Management Company, LLP ("Wellington")   Wellington

MID-CAP VALUE                                       SMALL-CAP
Bankers Trust                                       Bankers Trust
Goldman Sachs                                       Lord Abbett
Lord Abbett & Co. ("Lord Abbett")                   SAAMCo

INTERNATIONAL EQUITY                                DIVERSIFIED FIXED INCOME
Bankers Trust                                       Bankers Trust
Goldman Sachs Asset Management International        SAAMCo
Lord Abbett                                         Wellington

CASH MANAGEMENT
SAAMCo

FOCUSED PORTFOLIO
FOCUS GROWTH
Fred Alger Management
Jennison Associates
Marisco Capital Management



PORTFOLIO OPERATION



Each PORTFOLIO is designed to meet a distinct investment objective facilitated by the management philosophy of three different money managers. Generally, an equal portion of the Purchase Payments received for allocation to each PORTFOLIO will be allocated among the three managers for that PORTFOLIO. Each quarter SAAMCo will evaluate the asset allocation between the three managers of each PORTFOLIO. If SAAMCo determines that the assets have become significantly unequal in allocation among the managers, then the in-coming cash flows may be redirected in an attempt to stabilize the allocations. Generally, existing PORTFOLIO assets will not be rebalanced. However, we reserve the right to do so in the event that it is deemed necessary and not adverse to the interests of contract owners invested in the PORTFOLIO. Transfers made as a result of rebalancing a PORTFOLIO are not considered a transfer under your contract.

THE STRATEGIES

The contract offers four multi-manager variable investment STRATEGY(IES), each with a different investment objective. We designed the STRATEGY(IES) utilizing an asset allocation approach to meet your investment needs over time, considering factors such as your age, goals and risk tolerance. However, each STRATEGY is designed to achieve different levels of growth over time.

Each STRATEGY invests in three underlying investment portfolios of the Seasons Series Trust. The allocation of money among these investment portfolios varies depending on the objective of the STRATEGY.

The underlying investment portfolios of Seasons Series Trust in which the STRATEGY(IES) invest include the Asset Allocation--Diversified Growth Portfolio, the Stock Portfolio and the Multi-Managed Growth, Multi-Managed Moderate Growth, Multi-Managed Income/Equity and Multi-Managed Income Portfolios (the "Multi-Managed Portfolios").

The Asset Allocation: Diversified Growth Portfolio is managed by Putnam Investment Management, Inc. The Stock Portfolio is managed by T. Rowe Price Associates, Inc. All of the Multi-Managed Portfolios include the same three basic investment components: a growth component managed by Janus Capital Corporation, a balanced component managed by SAAMCo and a fixed income component managed by Wellington Management Company, LLP. The Growth STRATEGY and the Moderate Growth STRATEGY also have an aggressive growth component which SAAMCo manages. The percentage that any one of these components represents in each Multi-Managed Portfolio varies in accordance with the investment objective.

Each STRATEGY uses an investment approach based on asset allocation. This approach is achieved by each STRATEGY investing in distinct percentages in three specific underlying funds of the Seasons Series Trust. In turn, the underlying funds invest in a combination of domestic and international stocks, bonds and cash. Based on the percentage allocation to each specific underlying fund and each underlying fund's investment approach, each STRATEGY initially has a neutral asset allocation mix of stocks, bonds and cash. At the beginning of each quarter a rebalancing occurs among the underlying funds to realign each STRATEGY with its distinct percentage investment in the three underlying funds. This rebalancing is designed to help maintain the neutral asset allocation mix for each STRATEGY. The pie charts on the following pages demonstrate:

    - the neutral asset allocation mix for each STRATEGY; and

    - the percentage allocation in which each STRATEGY invests.

STRATEGY REBALANCING


Each STRATEGY is designed to meet its investment objective by allocating a portion of your money to three different investment portfolios. In order to maintain the mix of investment portfolios consistent with each STRATEGY's objective, each STRATEGY within your contract is rebalanced each quarter. On the first business day of each quarter (or as close to such date as is administratively practicable) your money will be allocated among the various investment portfolios according to the percentages set forth on the prior pages. Additionally, within each Multi-Managed Portfolio, your money will be rebalanced among the various components. We also reserve the right to rebalance any STRATEGY more frequently if rebalancing is, deemed necessary and not adverse to the interests of contract owners invested in such STRATEGY. Rebalancing a STRATEGY may involve shifting a portion of assets out of underlying investment portfolios with higher returns into underlying investment portfolios with relatively lower returns. Transfers made as a result of rebalancing a STRATEGY are not counted against your fifteen free transfers per year.

                                     GROWTH

    GOAL: Long-term growth of capital, allocating its assets primarily to stocks. This STRATEGY may be best suited for those with longer periods to invest.


Stocks..............................           80%
Bonds...............................           15%
Cash................................            5%


                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS


MULTI-MANAGED GROWTH PORTFOLIO             50%
Managed by:
     Janus Capital Corporation
     SunAmerica Asset Management Corp.
     Wellington Management Company, LLP

STOCK PORTFOLIO                            25%
Managed by T. Rowe Price Associates,
 Inc.

ASSET ALLOCATION: DIVERSIFIED GROWTH
 PORTFOLIO                                 25%
Managed by Putnam Investment
 Management, Inc.


                                MODERATE GROWTH

    GOAL: Growth of capital through investments in equities, with a secondary objective of conservation of principal by allocating more of its assets to bonds than the Growth STRATEGY. This STRATEGY may be best suited for those nearing retirement years but still earning income.


Stocks..............................           70%
Bonds...............................           25%
Cash................................            5%


                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS


MULTI-MANAGED MODERATE GROWTH PORTFOLIO  55%
Managed by:
     Janus Capital Corporation
     SunAmerica Asset Management Corp.
     Wellington Management Company, LLP

STOCK PORTFOLIO                          20%
Managed by T. Rowe Price Associates,
 Inc.

ASSET ALLOCATION: DIVERSIFIED GROWTH
 PORTFOLIO                               25%
Managed by Putnam Investment
 Management, Inc.

                                BALANCED GROWTH

    GOAL: Focuses on conservation of principal by investing in a more balanced weighting of stocks and bonds, with a secondary objective of seeking a high total return. This STRATEGY may be best suited for those approaching retirement and with less tolerance for investment risk.


Stocks..............................           55%
Bonds...............................           40%
Cash................................            5%


                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS


MULTI-MANAGED INCOME/EQUITY PORTFOLIO      55%
Managed by:
     Janus Capital Corporation
     SunAmerica Asset Management Corp.
     Wellington Management Company, LLP

STOCK PORTFOLIO                            20%
Managed by T. Rowe Price Associates,
 Inc.

ASSET ALLOCATION: DIVERSIFIED GROWTH
 PORTFOLIO                                 25%
Managed by Putnam Investment
 Management, Inc.


                              CONSERVATIVE GROWTH

    GOAL: Capital preservation while maintaining some potential for growth over the long term. This STRATEGY may be best suited for those with lower investment risk tolerance.


Stocks..............................           42%
Bonds...............................           53%
Cash................................            5%


                             UNDERLYING INVESTMENT
                             PORTFOLIOS & MANAGERS


MULTI-MANAGED INCOME PORTFOLIO           60%
Managed by:
     Janus Capital Corporation
     SunAmerica Asset Management Corp.
     Wellington Management Company, LLP

STOCK PORTFOLIO                          15%
Managed by T. Rowe Price Associates,
 Inc.

ASSET ALLOCATION: DIVERSIFIED GROWTH
 PORTFOLIO                               25%
Managed by Putnam Investment
 Management, Inc.

FIXED INVESTMENT OPTIONS


The contract also offers seven fixed investment options. Anchor National will guarantee the interest rate earned on money you allocate to any of these fixed investment options. We currently offer fixed investment options for periods of one, three, five, seven and ten years, which we call guarantee periods. In Maryland and Washington only the one year fixed account option is available. Additionally, we guarantee the interest rate for money allocated to the six-month DCA fixed account and/or the one year DCA fixed account (the "DCA fixed accounts") which are available only in conjunction with the Dollar Cost Averaging Program. Please see the section on the Dollar Cost Averaging Program on page 17 for additional information about, including limitations on, the availability and operation of the DCA fixed accounts. The DCA fixed accounts are only available for new Purchase Payments.


All of these fixed account options pay interest at rates set and guaranteed by Anchor National. Interest rates may differ from time to time and are set at our sole discretion. We will never credit less than a 3% annual effective rate to any of the fixed account options. The interest rate offered for new Purchase Payments may differ from that offered for subsequent Purchase Payments and money already in the fixed account options. In addition, different guarantee periods offer different interest rates. Rates for specified payments are declared at the beginning of the guarantee period and do not change during the specified period.

There are three scenarios in which you may put money into the fixed account options. In each scenario your money may be credited a different rate of interest as follows:

    - INITIAL RATE: Rate credited to new Purchase Payments allocated to the fixed account when you purchase your contract.

    - CURRENT RATE: Rate credited to subsequent Purchase Payments allocated to the fixed account.

    - RENEWAL RATE: Rate credited to money transferred from a fixed account or one of the STRATEGIES into a fixed account and to money remaining in a fixed account after expiration of a guarantee period.

Each of these rates may differ from one and other. Although once declared the applicable rate is guaranteed until the guarantee period expires.

The DCA fixed accounts also credit a fixed rate of interest. Interest is credited to amounts allocated to the 1-year or 6-month DCA fixed account while your investment is systematically transferred to the variable Portfolios. The rates applicable to the DCA fixed accounts may differ from each other and/or the other fixed account options but will never be less than an effective rate of 3%. SEE DOLLAR COST AVERAGING ON PAGE 17 for more information.


When a guarantee period ends, you may leave your money in the same guarantee period. You may also reallocate money to another fixed investment option (other than the DCA fixed accounts) or to any of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or STRATEGY(IES). If you want to reallocate your money, you must contact us within 30 days after the end of the current guarantee period and instruct us how to reallocate your money. If we do not hear from you, we will keep your money in the same guarantee period where it will earn the renewal interest rate applicable at that time.


MARKET VALUE ADJUSTMENT

NOTE: THE FOLLOWING DISCUSSION APPLIES TO THE 3, 5, 7 OR 10 YEAR FIXED INVESTMENT OPTIONS ONLY. THESE OPTIONS ARE NOT AVAILABLE IN ALL STATES. PLEASE CONTACT YOUR FINANCIAL REPRESENTATIVE FOR MORE INFORMATION. THIS DISCUSSION DOES NOT APPLY TO WITHDRAWALS TO PAY A DEATH BENEFIT OR CONTRACT FEES AND CHARGES.

If you take money out of the 3, 5, 7 or 10 year fixed investment options before the end of the guarantee period, we make an adjustment to your contract (the "market value adjustment" or "MVA"). This market value adjustment reflects any difference in the interest rate environment between the time you place your money in the fixed investment option and the time when you withdraw that money. This adjustment can increase or decrease your contract value. You have 30 days after the end of each guarantee period to reallocate your funds without incurring a market value adjustment.

We will not assess a market value adjustment against withdrawals made (1) to pay a death benefit; (2) to pay contract fees and charges; or (3) to begin the income phase of your contract on the latest annuity date.

We calculate the market value adjustment by doing a comparison between current rates and the rate being credited to you in the fixed investment option. For the current rate we use a rate being offered by us for a guarantee period that is equal to the time remaining in the guarantee period from which you seek withdrawal. If we are not currently offering a guarantee period for that period of time, we determine an applicable rate by using a formula to arrive at a number between the interest rates currently offered for the two closest periods available.

Generally, if interest rates drop between the time you put your money into the fixed investment options and the time you take it out, we credit a positive adjustment to your contract. On the other hand, if interest rates increase during the same period, we post a negative adjustment to your contract.

Where the market value adjustment is negative, we first deduct the adjustment from any money remaining in the fixed investment option. If there is not enough money in the fixed investment option to meet the negative deduction, we deduct the remainder from your withdrawal. Where the market value adjustments is positive, we add the adjustment to your withdrawal amount.

The one year fixed investment option and the DCA fixed accounts do not impose a market value adjustment. These fixed investment options are not registered under the Securities Act of 1933 and are not subject to the provisions of the Investment Company Act of 1940.

Please see Appendix B for more information on how we calculate the market value adjustment.

TRANSFERS DURING THE ACCUMULATION PHASE


Except as provided in the next sentence with respect to the DCA fixed accounts, you can transfer money among the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S), STRATEGY(IES) and the fixed investment options by written request or by telephone. Although you may transfer money out of the DCA fixed accounts, you may not transfer money into the DCA fixed account from any SELECT PORTFOLIO, FOCUSED PORTFOLIO, STRATEGY or fixed investment option. You can make fifteen
(15) transfers every year without incurring a transfer charge. We measure a year from the anniversary of the date we issued your contract. If you make more than fifteen (15) transfers in a year, there is a $25 fee per transfer ($10 in Pennsylvania and Texas). Additionally, transfers out of a 3, 5, 7 or 10 year fixed investment option may be subject to a market value adjustment.



The minimum amount you can transfer is $500, or a lesser amount if you transfer the entire balance from a SELECT PORTFOLIO, FOCUSED PORTFOLIO, STRATEGY or a fixed investment option. Any money remaining in a SELECT PORTFOLIO, FOCUSED PORTFOLIO, STRATEGY or fixed investment option after making a transfer must equal at least $500. Your request for transfer must clearly state which investment option(s) are involved and the amount you want to transfer. Please see the section below on Dollar Cost Averaging for specific rules regarding the DCA fixed accounts.


We will accept transfers by telephone unless you specify otherwise on your contract application. Additionally, in the future you may be able to execute transfers or other financial transactions over the internet. When receiving instructions over the telephone, we follow appropriate procedures to provide reasonable assurance that the transactions executed are genuine. Thus, we are not responsible for any claim, loss or expense from any error resulting from instructions received over the telephone.

Upon implementation of internet account transfers we will have appropriate procedures in place to provide reasonable assurance that the transactions executed are genuine. Thus, we would not be responsible for any claim, loss or expense from any error resulting from instructions received over the internet. If we fail to follow our procedures we may be liable for any losses due to unauthorized or fraudulent transactions.

For information regarding transfers during the Income Phase, SEE INCOME OPTIONS, PAGE 24.

We may limit the number of transfers in any contract year or refuse any transfer request for you or others invested in the contract if we believe that excessive trading or a specific transfer request or group transfer requests may have a detrimental effect on unit values or the share prices of the underlying portfolios.

Where permitted by law, we may accept your authorization for a third party to make transfers for you subject to our rules. We reserve the right to suspend or cancel such acceptance at any time and will notify you accordingly. Additionally, we may restrict the investment options available for transfers during any period in which such third party acts for you. We notify such third party beforehand regarding any restrictions. However, we will not enforce these restrictions if we are satisfied that:

    - such third party has been appointed by a court of competent jurisdiction to act on your behalf; or

    - such third party is a trustee/fiduciary appointed, by you or for you, to act on your behalf for all your financial affairs.

We may provide administrative or other support services to independent third parties you authorize to make transfers on your behalf. We do not currently charge you extra for providing these support services. This includes, but is not limited to, transfers between investment options in accordance with market timing strategies. Such independent third parties may or may not be appointed with us for the sale of annuities. However, WE DO NOT ENGAGE ANY THIRD PARTIES TO OFFER INVESTMENT ALLOCATION SERVICES OF ANY TYPE. WE TAKE NO RESPONSIBILITY FOR THE INVESTMENT ALLOCATION AND TRANSFERS TRANSACTED ON YOUR BEHALF BY SUCH THIRD PARTIES OR FOR ANY INVESTMENT ALLOCATION RECOMMENDATIONS MADE BY SUCH PARTIES.

We reserve the right to modify, suspend or terminate the transfer privileges at any time.

DOLLAR COST AVERAGING


The Dollar Cost Averaging ("DCA") program allows you to invest gradually in the variable investment options. Under the program you systematically transfer a set dollar amount or percentage of any SELECT PORTFOLIO, FOCUSED PORTFOLIO and/or STRATEGY or from the 1-year fixed account option (source accounts) to any other SELECT PORTFOLIO, FOCUSED PORTFOLIO or STRATEGY. Transfers may be monthly or quarterly. You may change the frequency at any time by notifying us in writing.



We also offer the 6-month and a 1-year DCA fixed accounts exclusively to facilitate this program. The DCA fixed accounts only accept new Purchase Payments. You can not transfer money already in your contract into these options. If you allocate a Purchase Payment into a DCA fixed account, we transfer all your money allocated to that account into the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or STRATEGY(IES) you select over the selected 6-month or 1-year period. You cannot change the option or the frequency of transfers once selected. The minimum transfer amount if you use the 1-year or 6-month DCA fixed accounts to provide dollar cost averaging is $100.

If allocated to the 6-month DCA fixed account, we transfer your money over a maximum of 6 monthly transfers. We base the actual number of transfers on the total amount allocated to the account. For example, if you allocate $500 to the 6-month DCA fixed account, we transfer your money over a period of five months, so that each payment complies with the $100 per transfer minimum.

We determine the amount of the transfers from the 1-year DCA fixed account based on

    - the total amount of money allocated to the account, and

    - the frequency of transfers selected.

For example, let's say you allocate $1,000 to the 1-year DCA account. You select monthly transfers. We completely transfer all of your money to the selected investment options over a period of ten months.

You may terminate your DCA program at any time. If money remains in the DCA fixed account, we transfer the remaining money to the 1-year fixed investment option, unless we receive different instructions from you.


Transfers under the DCA program count against your fifteen (15) free transfers per year. However, transfers resulting from a termination of this program do not count towards your fifteen (15) free transfers.


The DCA program is designed to lessen the impact of market fluctuations on your investment. However, we cannot ensure that you will make a profit. When you elect the DCA Program, you are continuously investing in securities regardless of fluctuating price levels. You should consider your tolerance for investing through periods of fluctuating price levels.

We reserve the right to modify, suspend or terminate this program at any time.

    EXAMPLE:

    Assume that you want to gradually move $750 each quarter from the Cash Management Portfolio to the Mid-Cap Value SELECT PORTFOLIO over six quarters. You set up dollar cost averaging and purchase Accumulation Units at the following values:

QUARTER  ACCUMULATION UNIT   UNITS PURCHASED
-------  -----------------   ---------------
   1          $ 7.50               100
   2          $ 5.00               150
   3          $10.00                75
   4          $ 7.50               100
   5          $ 5.00               150
   6          $ 7.50               100

    You paid an average price of only $6.67 per Accumulation Unit over six quarters, while the average market price actually was $7.08. By investing an equal amount of money each month, you automatically buy more Accumulation Units when the market price is low and fewer Accumulation Units when the market price is high. This example is for illustrative purposes only.

PRINCIPAL ADVANTAGE PROGRAM


The Principal Advantage Program allows you to invest in one or more of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or STRATEGY(IES) without putting your principal at direct risk. The program accomplishes this by allocating your investment strategically between the fixed investment options (other than the DCA fixed accounts) and the SELECT PORTFOLIO, FOCUSED PORTFOLIO or STRATEGY you select. You decide how much you want to invest and approximately when you want a return of principal. We calculate how much of your Purchase Payment needs to be allocated to the particular fixed investment option to ensure that it grows to an amount equal to your total principal invested under this program.


We reserve the right to modify, suspend or terminate this program at any time.

    EXAMPLE:


    Assume that you want to allocate a portion of your initial Purchase Payment of $100,000 to the fixed investment option. You want the amount allocated to the fixed investment option to grow to $100,000 in 7 years. If the 7-year fixed investment option is offering a 5% interest rate, we will allocate $71,069 to the 7-year fixed investment option to ensure that this amount will grow to $100,000 at the end of the 7-year period. The remaining $28,931 may be allocated among the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or STRATEGY(IES), as determined by you, to provide opportunity for greater growth.


VOTING RIGHTS

Anchor National is the legal owner of the Seasons Series Trust shares. However, when an underlying portfolio solicits proxies in conjunction with a vote of shareholders, we must obtain your instructions on how to vote those shares. We vote all of the shares we own in proportion to your instructions. This includes any shares we own on our own behalf. Should we determine that we are no longer required to comply with these rules, we will vote the shares in our own right.

SUBSTITUTION

If any of the underlying portfolios become unavailable for investment, we may be required to substitute shares of another investment portfolio. We will seek prior approval of the SEC and give you notice before substituting shares.

ACCESS TO YOUR MONEY
--------------------------------------------------------------------------------

You can access money in your contract in two ways:

    - by making a partial or total withdrawal, and/or;

    - by receiving income payments during the Income Phase. SEE INCOME OPTIONS, PAGE 24.

Generally, we deduct a withdrawal charge applicable to any total or partial withdrawal and a market value adjustment if a withdrawal comes from the 3, 5, 7 or 10 year fixed investment options prior to the end of a guarantee period. If you withdraw your entire contract value, we also deduct any applicable premium taxes and a contract maintenance fee. SEE EXPENSES, PAGE 22. We calculate charges due on a total withdrawal on the day after we receive your request and other required paper work. We return your contract value less any applicable fees and charges.

FREE WITHDRAWAL PROVISION

Your contract provides for a free withdrawal amount each year. A free withdrawal amount is the portion of your account that we allow you to take out each year without being charged a surrender penalty. However, upon a future full surrender of your contract we will recoup any surrender charges which would have been due if your prior free withdrawal(s) had not been free.

To determine your free withdrawal amount and your surrender charge, we refer to two special terms. These are penalty free earnings and the total invested amount.

The penalty-free earnings portion of your contract is simply your account value less your total invested amount. The total invested amount is the total of all Purchase Payments you have made into the contract less portions of some prior withdrawals you made. The portions of prior withdrawals that reduce your total invested amount are as follows:

    1. Any free withdrawals in any year that were in excess of your penalty free earnings and were based on the part of the Total Investment Amount that was no longer subject to surrender charges at the time of the withdrawal.

    2. Any prior withdrawals of the Total Investment Amount on which you already paid a surrender penalty, plus any surrender charge paid on such a withdrawal.

When you make a withdrawal, we assume that it is taken from penalty-free earnings first, then from the total invested amount on a first-in, first-out basis. This means that you can also access your Purchase Payments which are no longer subject to a surrender charge before those Purchase Payments which are still subject to the surrender charge.

During the first year after we issue your contract your free withdrawal amount is the greater of:

    1.  Your penalty-free earnings, or;

    2. If you are participating in the Systematic Withdrawal program, a total of 10% of your total invested amount less any withdrawals taken during the contract year.

After the first contract year, you can take out the greater of the following amounts each year:

    1. Your penalty free earnings and any portion of your total invested amount no longer subject to surrender charges, or;

    2. 10% of the portion of your total invested amount that has been in your contract for at least one year less any withdrawals taken during the contract year.

Purchase payments, above and beyond the amount of your free withdrawal amount, that are invested for less than 9 years and withdrawn will result in your paying a penalty in the form of a surrender charge. The amount of the charge and how it applies are discussed more fully below. You should consider, before purchasing this contract, the effect this charge will have on your investment if you need to withdraw more money than the free withdrawal amount. You should fully discuss this decision with your financial advisor.


The minimum partial withdrawal amount is $1,000. We require that the value left in any SELECT PORTFOLIO, FOCUSED PORTFOLIO, STRATEGY or fixed account be at least $500 after the withdrawal. You must send a written withdrawal request. Unless you provide us with different instructions, partial withdrawals will be made in equal amounts from each SELECT PORTFOLIO, FOCUSED PORTFOLIO, STRATEGY and the fixed investment option in which your contract is invested. Withdrawals from fixed investment options prior to the end of the guarantee period may result in a market value adjustment.


We may be required to suspend or postpone the payment of a withdrawal for any period of time when: (1) the NYSE is closed (other than a customary weekend and holiday closings); (2) trading with the NYSE is restricted; (3) an emergency exists such that disposal of or determination of the value of shares of the Portfolios is not reasonably practicable; (4) the SEC, by order, so permits for the protection of contract owners.

Additionally, we reserve the right to defer payments for a withdrawal from a fixed investment option. Such deferrals are limited to no longer than six months.

SYSTEMATIC WITHDRAWAL PROGRAM

If you elect, we use money in your contract to pay you monthly, quarterly, semi-annual or annual payments during the Accumulation Phase. Electronic transfer of these funds to your bank account is also available. The minimum amount of each withdrawal is $250. There must be at least $500 remaining in your contract at all times. Withdrawals may be taxable and a 10% IRS tax penalty may apply if you are under age 59 1/2. Any withdrawals you make using this program count against your free withdrawal amount as described above. Withdrawals in excess of that amount may incur a withdrawal charge. There is no additional charge for participating in this program.

The program is not available to everyone. Please check with our Annuity Service Center, which can provide the necessary enrollment forms. We reserve the right to modify, suspend or terminate this program at any time.

MINIMUM CONTRACT VALUE

Where permitted by state law, we may terminate your contract if both of the following occur: (1) your contract is less than $500 as a result of withdrawals; and (2) you have not made any Purchase Payments during the past three years. We will provide you with sixty days written notice. At the end of the notice period, we will distribute the contract's remaining value to you.

QUALIFIED CONTRACT OWNERS

Certain qualified plans restrict and/or prohibit your ability to withdraw money from your contract. SEE TAXES, PAGE 30 for a more detailed explanation.

DEATH BENEFIT
--------------------------------------------------------------------------------

If you die during the Accumulation Phase of your contract, we pay a death benefit to your Beneficiary.

If at the time we issued your contract, you were 80 years old or younger, the death benefit is the greatest of:

    1. the value of your contract at the time we receive satisfactory proof of death; or

    2. total Purchase Payments less withdrawals (and any fees or charges applicable to such withdrawals) in an amount proportionate to the amount by which such withdrawals decreased contract values, compounded at a 4% annual growth rate until the date of death (3% growth rate if 70 or older at the time of contract issue); or

    3. the value of your contract on the seventh contract anniversary, plus any Purchase Payments and less withdrawals (and any fees or charges applicable to such withdrawals) in an amount proportionate to the amount by which such withdrawals decreased contract values, since the seventh contract anniversary, all compounded at a 4% annual growth rate until the date of death (3% growth rate if age 70 or older at the time of contract issue); or

    4. the maximum anniversary value on any contract anniversary prior to your 81st birthday. The anniversary value equals the value of your contract on a contract anniversary plus any Purchase Payments and less any withdrawals (and any fees or charges applicable to such withdrawals) in an amount proportionate to the amount by which such withdrawals decreased contract values, since that contract anniversary.

If at the time we issue your contract, you were 81 years old or older, the death benefit is the greater of:

    1. the value of your contract at the time we receive satisfactory proof of death; or

    2. total Purchase Payments less withdrawals (and any fees or charges applicable to such withdrawals) in an amount proportionate to the amount by which such withdrawals decreased contract values, compounded at a 3% annual growth rate until the date of death.

The death benefit is not paid after you switch to the Income Phase. If you die during the Income Phase, your Beneficiary will receive any remaining guaranteed income payments in accordance with the income option you choose. SEE INCOME OPTIONS, PAGE 24.

You select the Beneficiary to receive any amounts payable on death. You may change the Beneficiary at any time, unless you previously made an irrevocable Beneficiary designation. A new Beneficiary designation is not effective until we record the change.

The death benefit will be paid out when we receive adequate proof of death:
(1) a certified copy of a death certificate; (2) a certified copy of a decree of court of competent jurisdiction as to the finding of death; (3) a written statement by a medical doctor who attended the deceased at the time of death; or
(4) any other proof satisfactory to us. We may also require additional documentation or proof in order for the death benefit to be paid.

The death benefit must begin payment immediately upon receipt of all necessary documents and, in any event, must be paid within 5 years of the date of death. The Beneficiary may, in the alternative, elect to have the death benefit payable in the form of an annuity. If the Beneficiary elects an income option, it must be paid over the Beneficiary's lifetime or for a period not extending beyond the Beneficiary's life expectancy. Income payments must begin within one year of your death. If the Beneficiary is the spouse of the owner, he or she can elect to continue the contract at the then current value, rather than receive a death benefit.

If the Beneficiary does not make a specific election as to how they want the death benefit distributed within sixty days of our receipt of adequate proof of death, it will be paid in a lump sum.

DEATH OF THE ANNUITANT

If the Annuitant dies before annuity payments begin, you can name a new Annuitant. If no Annuitant is named within 30 days, you will become the Annuitant. However, if the owner is a non-natural person (for example, a corporation), then the death of the Annuitant will be treated as the death of the owner, no new Annuitant may be named and the death benefit will be paid.

EXPENSES
--------------------------------------------------------------------------------

There are charges and expenses associated with your contract. These charges and expenses reduce your investment return. We will not increase the contract maintenance fee or withdrawal charges under your contract. However the investment charges under your contract may increase or decrease. Some states may require that we charge less than the amounts described below.

INSURANCE CHARGES


If you are age 80 or younger when your contract is issued, the amount of this charge is 1.40% annually of the value of your contract invested in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or STRATEGY(IES). If you are are 81 or older at the time of contract issue, the insurance charge is 1.52% annually of the value of your contract invested in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or STRATEGY(IES).

We deduct the charge daily, on a pro-rata basis, from the value of your contract allocated to the SELECT PORTFOLIOS, FOCUSED PORTFOLIO(S) and/or STRATEGIES. The insurance charge compensates us for the mortality and expense risks and the costs of contract distribution assumed by Anchor National.


If these charges do not cover all of our expenses, we will pay the difference. Likewise, if these charges exceed our expenses, we will keep the difference.

WITHDRAWAL CHARGES

During the Accumulation Phase you may make withdrawals from your contract. However, a withdrawal charge may apply. We apply a withdrawal charge upon an early withdrawal against each Purchase Payment you put into the contract. The withdrawal charge equals a percentage of the Purchase Payment you take out of the contract. The withdrawal charge percentage declines each year a purchase payment is in the contract, as follows:

        YEAR               1          2          3          4          5          6          7          8          9          10
---------------------   --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
  Withdrawal Charge        9%         8%         7%         6%         6%         5%         4%         3%         2%         0%

After a Purchase Payment has been in the contract for nine complete years, the withdrawal charge no longer applies to that payment.

When calculating the withdrawal charge, we treat withdrawals as coming first from the Purchase Payments that have been in your contract the longest. However, for tax purposes, your withdrawals are considered earnings first, then Purchase Payments.

Whenever possible, we deduct the withdrawal charge from the money remaining in your contract from each of your investment options on a pro-rata basis. If you withdraw all of your contract value, we deduct any applicable withdrawal charges from the amount withdrawn.

The contract provides a free withdrawal amount every year. SEE ACCESS TO YOUR MONEY PAGE 19.

We will not assess a withdrawal charge for money withdrawn to pay a death benefit. We do not currently assess a withdrawal charge upon election to receive income payments from your contract.

Withdrawals made prior to age 59 1/2 may result in tax penalties. SEE TAXES PAGE 30.

INVESTMENT CHARGES


Charges are deducted from the assets of the investment portfolios underlying the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or STRATEGY(IES) for the advisory and other expenses of the portfolios. THE FEE TABLE BEGINNING ON PAGE 4 ILLUSTRATES THESE CHARGES AND EXPENSES. FOR MORE DETAILED INFORMATION ON THESE INVESTMENT CHARGES, REFER TO THE PROSPECTUS FOR THE SEASONS SERIES TRUST, ATTACHED.


CONTRACT MAINTENANCE FEE


During the Accumulation Phase, we subtract a contract maintenance fee from your account once per year. This charge compensates us for the cost of contract administration. We will deduct the $35 ($30 in North Dakota) contract maintenance fee on a pro-rata basis from your account value on your contract anniversary. In the states of Pennsylvania, Texas and Washington a contract maintenance fee will be deducted pro-rata from the SELECT PORTFOLIOS, FOCUSED PORTFOLIO(S) and/or STRATEGIES in which you are invested, only. If you withdraw your entire contract value, we deduct the fee from that withdrawal.


If your contract value is $50,000 or more on your contract anniversary date, we will waive the charge. This waiver is subject to change without notice.

TRANSFER FEE


We currently permit fifteen free transfers between investment options, every contract year. We charge you $25 for each transfer over fifteen in any one year ($10 in Pennsylvania and Texas). We deduct the transfer fee from the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S), STRATEGY and/or fixed investment option from which you request the transfer. SEE INVESTMENT OPTIONS, PAGE 10.



INCOME PROTECTOR FEE



Please see page 27 of this prospectus for additional information regarding the Income Protector Fee.


PREMIUM TAX

Certain states charge the Company a tax on the premiums you pay into the contract. We deduct from your contract these premium tax charges. Currently we deduct the charge for premium taxes when you take a full withdrawal or annuitize the contract. In the future, we may assess this deduction at the time you put Purchase Payment(s) into the contract or upon payment of a death benefit.

APPENDIX C provides more information about premium taxes.

INCOME TAXES

We do not currently deduct income taxes from your contract. We reserve the right to do so in the future.

REDUCTION OR ELIMINATION OF CHARGES AND EXPENSES, AND ADDITIONAL AMOUNTS
CREDITED

Sometimes sales of the contracts to groups of similarly situated individuals may lower our administrative and/or sales expenses. We reserve the right to reduce or waive certain charges and expenses when this type of sale occurs. In addition, we may also credit additional interest to policies sold to such groups. We determine which groups are eligible for such treatment. Some of the criteria we evaluate to make a determination are: size of the group; amount of expected Purchase Payments; relationship existing between us and prospective purchaser; nature of the purchase; length of time a group of contracts is expected to remain active; purpose of the purchase and whether that purpose increases the likelihood that our expenses will be reduced; and/or any other factors that we believe indicate that administrative and/or sales expenses may be reduced.

Anchor National may make such a determination regarding sales to its employees, it affiliates' employees and employees of currently contracted broker-dealers; its registered representatives and immediate family members of all of those described.

We reserve the right to change or modify any such determination or the treatment applied to a particular group, at any time.

INCOME OPTIONS
--------------------------------------------------------------------------------

ANNUITY DATE

During the Income Phase, the money in your Contract is used to make regular income payments to you. You may switch to the Income Phase any time after your 2nd contract anniversary. You select the month and year in which you want income payments to begin. The first day of that month is the Annuity Date. You may change your Annuity

Date, so long as you do so at least seven days before the income payments are scheduled to begin. Once you begin receiving income payments, you cannot change your Income Option. Except as discussed under Option 5, once you begin receiving income payments, you cannot otherwise access your money through a withdrawal or surrender.

Income payments must begin on or before your 90th birthday or on your tenth contract anniversary, whichever occurs later. If you do not choose an Annuity Date, your income payments will automatically begin on this date. Certain states may require your income payments to start earlier.

If the Annuity Date is past your 85th birthday, your contract could lose its status as an annuity under Federal tax laws. This may cause you to incur adverse tax consequences. In addition, certain Qualified contracts require you to take minimum distributions after you reach age 70 1/2. SEE TAXES, PAGE 30.

INCOME OPTIONS

Currently, this Contract offers 5 Income Options. If you elect to receive income payments but do not select an option, your income payments will be made in accordance with option 4 for a period of 10 years. For income payments selected for joint lives, we pay according to option 3.

We base our calculation of income payments on the life of the Annuitant and the annuity rates set forth in your contract. As the contract owner, you may change the Annuitant at any time prior to the Annuity Date. You must notify us if the Annuitant dies before the Annuity Date and then designate a new Annuitant.

OPTION 1 - LIFE INCOME ANNUITY

This option provides income payments for the life of the Annuitant. Income payments stop when the Annuitant dies.

OPTION 2 - JOINT AND SURVIVOR LIFE ANNUITY

This option provides income payments for the life of the Annuitant and for the life of another designated person. Upon the death of either person, we will continue to make income payments during the lifetime of the survivor. Income payments stop whenever the survivor dies.

OPTION 3 - JOINT AND 100% SURVIVOR LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD
CERTAIN

This option is similar to option 2 above, with an additional guarantee of payments for at least 10 or 20 years. If the Annuitant and the Survivor die before all of the payments have been made, the remaining payments are made to the Beneficiary under your Contract.

OPTION 4 - LIFE ANNUITY WITH 10 OR 20 YEAR PERIOD CERTAIN

This option is similar to option 1 above. In addition, this option provides a guarantee that income payments will be made for at least 10 or 20 years. You select the number of years. If the Annuitant dies before all guaranteed income payments are made, the remaining income payments go to the Beneficiary under your Contract.

OPTION 5 - INCOME FOR A SPECIFIED PERIOD

This option provides income payments for a guaranteed period ranging from 5 to 30 years. If the Annuitant dies before all the guaranteed income payments are made, the remaining income payments are made to the Beneficiary under your contract. Additionally, if variable income payments are elected under this option, you (or the

Beneficiary under the contract if the Annuitant dies prior to all guaranteed payments being made) may redeem the contract value after the Annuity Date. The amount available upon such redemption would be the discounted present value of any remaining guaranteed payments.

The value of an Annuity Unit, regardless of the option chosen, takes into account the Mortality and Expense Risk Charge. Since Option 5 does not contain an element of mortality risk, no benefit is derived from this charge.

We make Income Payments on a monthly, quarterly, semi-annual or annual basis. You instruct us to send you a check or to have the payments direct deposited into your bank account. If state law allows, we distribute annuities with a contract value of $5,000 or less in a lump sum. Also, if the selected income option results in annuity payments of less than $50 per payment, we may decrease the frequency of the payments, state law allowing.

ALLOCATION OF ANNUITY PAYMENTS


You can choose income payments that are fixed, variable or both. If payments are fixed, Anchor National guarantees the amounts of each payment. If the payments are variable, the amounts are not guaranteed. They will go up and/or down based upon the performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) or STRATEGY(IES) in which you invest.


FIXED OR VARIABLE INCOME PAYMENTS


You can choose income payments that are fixed, variable or both. If at the date when income payments begin you are invested in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or STRATEGY(IES) only, your income payments will be variable. If your money is only in fixed accounts at that time, your income payments will be fixed in amount. If you are invested in both fixed and variable options at the time you begin the Income Phase, a portion of your income payments will be fixed and a portion will be variable.


INCOME PAYMENTS


Your income payments will vary if you are invested in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or STRATEGY(IES) after the Annuity date depending on four things:


    - for life options, your age when payments begin, and;


    - the value of your contract in the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or STRATEGY(IES) on the Annuity Date, and;


    - the 3.5% assumed investment rate for variable income payments used in the annuity table for the contract, and;


    - the performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or STRATEGY(IES) in which you are invested during the time you receive income payments.



If you are invested in both the fixed account options and the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or STRATEGY(IES) after the Annuity Date, the allocation of funds between the fixed accounts and SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or STRATEGY(IES) also impacts the amount of your annuity payments.


TRANSFERS DURING THE INCOME PHASE


During the Income Phase, one (1) transfer per month is permitted between the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and STRATEGY(IES). No other transfers are allowed during the income phase.

DEFERMENT OF PAYMENTS

We may defer making fixed payments for up to six months, or less if required by law. Interest is credited to you during the deferral period.

Please read the Statement of Additional Information ("SAI") for a more detailed discussion of the income options.


THE INCOME PROTECTOR



If you purchase your contract after July 5, 2000, you may elect the Income Protector feature. The Income Protector feature provides a future "safety net" which offers you the ability to receive a guaranteed fixed minimum retirement income when you choose to begin receiving income payments. With the Income Protector you can know the level of minimum income that will be available to you upon annuitization, regardless of fluctuating market conditions. In order to utilize the program, you must follow the provisions discussed below.



You are not required to use the Income Protector to receive income payments. The general provisions of your contract provide other income options. However, we will not refund fees paid for the Income Protector if you begin taking Income Payments under the general provisions of your contract. YOU MAY NEVER NEED TO RELY UPON INCOME PROTECTOR IF YOUR CONTRACT PERFORMS WITHIN A HISTORICALLY ANTICIPATED RANGE. HOWEVER, PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.



Certain IRC restrictions on the income options available to qualified retirement investors may have an impact on your ability to benefit from this feature. Qualified investors should read NOTE TO QUALIFIED CONTRACT HOLDERS, below.



HOW DO WE DETERMINE THE AMOUNT OF YOUR MINIMUM GUARANTEED INCOME?



We base the amount of minimum retirement income available to you if you take income payments using the Income Protector upon a calculation we call the Income Benefit Base. At the time your enrollment in the Income Protector program becomes effective, your Initial Income Benefit Base is equal to your contract value. Your participation becomes effective on either the date of issue of the contract (if the feature is elected at the time of application) or on the contract anniversary following your enrollment in the program.



The Income Benefit Base is only a calculation. It does not represent a contract value, nor does it guarantee performance of the SELECT PORTFOLIOS, FOCUSED PORTFOLIOS or STRATEGIES in which you invest.



Your Income Benefit Base increases if you make subsequent Purchase Payments and decreases if you withdraw money from your contract. The exact Income Benefit Base calculation is equal to (a) plus (b) minus (c) where:



    (a) is equal to, for the first year of calculation, your contract value on the date your participation became effective, and for each subsequent year of calculation, the Income Benefit Base of your prior contract anniversary, and;



    (b) is equal to the sum of all subsequent Purchase Payments made into the contract since the prior contract anniversary, and;



    (c) is equal to all withdrawals and applicable fees, charges and any negative MVA (but excluding administration fees, mortality and expense charges and the fee for enrollment into the program) since the prior contract anniversary, including premium taxes, in an amount proportionate to the amount by which such withdrawals decreased your contract value.

ENROLLING IN THE PROGRAM



If you decide that you want the protection offered by the Income Protector Program, you must elect the option of your choice by completing the Income Protector Election Form. You can not terminate your enrollment once elected.



ELECTING TO RECEIVE INCOME



In order to exercise the Income Protector feature, you may not begin the income phase for at least nine years following the date your enrollment in the program became effective. Further, you may begin taking income payments using the Income Protector feature only within 30 days after the ninth or later contract anniversary following the effective date of your enrollment in the Income Protector program.



The contract anniversary prior to your election to begin receiving income payments is your Income Benefit Date. We calculate your Income Benefit Base as of that date to use in determining your guaranteed minimum fixed retirement income. To determine the minimum guaranteed retirement income available to you, we apply your final Income Benefit Base to the annuity rates stated in your Income Protector endorsement for the income option you select. You then choose if you would like to receive the income annually, semi-annually, quarterly or monthly for the time guaranteed under your selected income option. Your final Income Benefit Base is equal to (a) minus (b) where:



    (a) is your Income Benefit Base as of your Income Benefit Date, and;



    (b) is any partial withdrawals of contract value and any charges applicable to those withdrawals (including any negative MVA) and any withdrawal charges otherwise applicable, calculated as if you fully surrender your contract as of the Income Benefit Date, and any applicable premium taxes.



The income options available when using the income protector feature to receive your retirement income are:



    - Life Annuity with 10 years guaranteed, or



    - Joint and 100% Survivor Life Annuity with 20 years guaranteed



At the time you elect to begin receiving income payments, we will calculate your income payments using both your income benefit base and your contract value. We will use the same income option for each calculation; however, the annuity factors used to calculate your income under the Income Protector feature will be different. You will receive whichever provides a greater stream of income. If you elect to receive income payments using the Income Protector feature your income payments will be fixed in amount.



NOTE TO QUALIFIED CONTRACT HOLDERS



Qualified contracts generally require that you select an income option that does not exceed your life expectancy. That restriction, if it applies to you, may limit the benefit of the Income Protector program. To utilize the Income Protector, you must take income payments under one of the two income options described above. If those income options exceed your life expectancy, you may be prohibited from receiving your guaranteed fixed income under the program. If you own a qualified contract to which this restriction applies and you elect the Income Protector program, you may pay for this minimum guarantee and not be able to realize the benefit.



Generally, for qualified contracts:



    - for the Life Annuity with 10 years guaranteed, you must annuitize before age 79, and;



    - for the Joint and 100% Survivor Annuity with 20 years guaranteed, both annuitants must be 70 or younger or one of the annuitants must be 65 or younger upon annuitization. Other age combinations may be available.

You may wish to consult your tax advisor for information concerning your particular circumstances.



FEES ASSOCIATED WITH THE INCOME PROTECTOR PROGRAM



If you elect to participate in the Income Protector Program we deduct a fee equal to 0.10% of your Income Benefit Base from your contract value on each contract anniversary beginning with the contract anniversary following the anniversary on which your enrollment in the program becomes effective. We will deduct this charge from your contract value on every contract anniversary up to and including your Income Benefit Date. Additionally, if you fully surrender your contract prior to your contract anniversary, we will deduct the fee at the time of surrender based on your Income Benefit Base as of the surrender date. Once elected, the Income Protector Program and its corresponding charges may not be terminated until full surrender or annuitization of the contract occurs.



HYPOTHETICAL EXAMPLE OF THE OPERATION OF THE INCOME PROTECTOR PROGRAM:



This table assumes a $100,000 initial investment in a non-qualified contract with no further premiums, no withdrawals, and no premium taxes; and the election of the Income Protector program at contract issue.



                            ANNUAL INCOME IF YOU ANNUITIZE ON THE FOLLOWING CONTRACT ANNIVERSARIES:
 IF AT ISSUE YOU ARE...         1-8             9             10             15             20

----------------------------------------------------------------------------------------------------
      Male, Age 60*            N/A          6,480          6,672          7,716          8,832
----------------------------------------------------------------------------------------------------
     Female, Age 60*           N/A          5,700          5,880          6,900          8,112
----------------------------------------------------------------------------------------------------
    M and F, Age 60**          N/A          4,920          5,028          5,544          5,928
----------------------------------------------------------------------------------------------------



*   Life Annuity with 10 Year Period Certain



**  Joint and 100% Survivor Annuity with 20 Year Period Certain



The Income Protector Program is not available in California and may not be available in other states. Check with your financial adviser for availability in your state.



We reserve the right to modify, suspend or terminate the program at any time.


TAXES
--------------------------------------------------------------------------------

NOTE: WE PREPARED THE FOLLOWING INFORMATION ON TAXES AS A GENERAL DISCUSSION OF THE SUBJECT. IT IS NOT TAX ADVICE. WE CAUTION YOU TO SEEK COMPETENT TAX ADVICE ABOUT YOUR OWN CIRCUMSTANCES. WE DO NOT GUARANTEE THE TAX STATUS OF YOUR ANNUITY. TAX LAWS CONSTANTLY CHANGE, THEREFORE WE CANNOT GUARANTEE THAT THE INFORMATION CONTAINED HEREIN IS COMPLETE AND/OR ACCURATE.

ANNUITY CONTRACTS IN GENERAL

The Internal Revenue Code ("IRC") provides for special rules regarding the tax treatment of annuity contracts. Generally, taxes on the earnings in your annuity contract are deferred until you take the money out. Qualified retirement investments automatically provide tax deferral regardless of whether the underlying contract is an annuity. Different rules apply depending on how you take the money out and whether your contract is Qualified or Non-qualified.

If you do not purchase your contract under a pension plan, a specially sponsored employer program or an individual retirement account, your contract is referred to as a Non-qualified contract. A Non-qualified contract receives different tax treatment than a Qualified contract. In general, your cost basis in a Non-qualified contract is equal to the Purchase Payments you put into the contract. You have already been taxed on the cost basis in your contract.

If you purchase your contract under a pension plan, a specially sponsored employer program or as an individual retirement account, your contract is referred to as a Qualified contract. Examples of qualified plans are: Individual Retirement Accounts ("IRAs"), Roth IRAs, Tax-Sheltered Annuities (referred to as 403(b) contracts), H.R. 10 Plans (referred to as Keogh Plans) and pension and profit sharing plans, including 401(k) plans. Typically you have not paid any tax on the Purchase Payments used to buy your contract and therefore, you have no cost basis in your contract.

TAX TREATMENT OF DISTRIBUTIONS--NON-QUALIFIED CONTRACTS

If you make a withdrawal from a Non-qualified contract, the IRC treats such a withdrawal as first coming from the earnings and then as coming from your Purchase Payments. For annuity payments, any portion of each payment that is considered a return of your Purchase Payment will not be taxed. Withdrawn earnings are treated as income to you and are taxable. The IRC provides for a 10% penalty tax on any earnings that are withdrawn other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and you Beneficiary; (5) under an immediate annuity; or (6) which come from Purchase Payments made prior to August 14, 1982.

TAX TREATMENT OF DISTRIBUTIONS--QUALIFIED CONTRACTS

Generally, you have not paid any taxes on the Purchase Payments used to buy a Qualified contract. Any amount of money you take out as a withdrawal or as income payments is taxable income. The IRC further provides for a 10% penalty tax on any withdrawal or income payment paid to you other than in conjunction with the following circumstances: (1) after reaching age 59 1/2; (2) when paid to your Beneficiary after you die; (3) after you become disabled (as defined in the IRC); (4) in a series of substantially equal installments made for your life or for the joint lives of you and your Beneficiary; (5) to the extent such withdrawals do not exceed limitations set by the IRC for amounts paid during the taxable year for medical care; (6) to fund higher education expenses (as defined in IRC); (7) to fund certain first-time home purchase expenses; and, except in the case of an IRA; (8) when you separate from service after attaining age 55; and (9) when paid to an alternate payee pursuant to a qualified domestic relations order.

The IRC limits the withdrawal of Purchase Payments from certain Tax-Sheltered Annuities. Withdrawals can only be made when an owner: (1) reaches age 59 1/2;
(2) leaves his or her job; (3) dies; (4) becomes disabled (as defined in the IRC); or (5) in the case of hardship. In the case of hardship, the owner can only withdraw Purchase Payments.

MINIMUM DISTRIBUTIONS

If you have a Qualified contract, distributions must begin by April 1 of the calendar year following the later of (1) the calendar year in which you attain age 70 1/2 or (2) the calendar year in which you retire. Failure to satisfy the minimum distribution requirements may result in a tax penalty. You should contact your tax advisor for more information.

We currently waive surrender charges and MVA on withdrawals taken to meet minimum distribution requirements. Current operational practice is to provide a free withdrawal of the greater of the contract's maximum penalty free amount or the required minimum distribution amount for a particular contract (but not both).

DIVERSIFICATION

The IRC imposes certain diversification requirements on the underlying investments for a variable annuity. We believe that the underlying Portfolios' management monitors the variable Portfolios so as to comply with these requirements. To be treated as a variable annuity for tax purposes, the underlying investments must meet these requirements.

The diversification regulations do not provide guidance as to the circumstances under which you, because of the degree of control you exercise over the underlying investments, and not Anchor National, would be considered the owner of the shares of the Portfolios. It is unknown to what extent owners are permitted to select investments, to make transfers among Portfolios or the number and type of Portfolios owners may select from. If any guidance is provided which is considered a new position, then the guidance would generally be applied prospectively. However, if such guidance is considered not to be a new position, it may be applied retroactively. This would mean you, as the owner of the contract, could be treated as the owner of the underlying variable investment Portfolios. Due to the uncertainty in this area, we reserve the right to modify the contract in an attempt to maintain favorable tax treatment.

PERFORMANCE
--------------------------------------------------------------------------------


From time to time we will advertise the performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and/or STRATEGY(IES). Any such performance results are based on historical earnings and are not intended to indicate future performance.



We advertise the Cash Management SELECT PORTFOLIO's yield and effective yield. In addition, the other SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and STRATEGY(IES) advertise total return, gross yield and yield-to-maturity. These figures represent past performance of the SELECT PORTFOLIO(S), FOCUSED PORTFOLIO(S) and STRATEGY(IES). These performance numbers do not indicate future results.



We may show performance of each SELECT PORTFOLIO, FOCUSED PORTFOLIO(S) and/or STRATEGY in comparison to various appropriate indexes and the performance of other similar variable annuity products with similar objectives as reported by such independent reporting services as Morningstar, Inc., Lipper Analytical Services, Inc. and the Variable Annuity Research Data Service ("VARDS").


Please see the Statement of Additional Information for additional information regarding the methods used to calculate performance data.

Anchor National may also advertise the rating and other information assigned to it by independent industry ratings organizations. Some of those organizations are A.M. Best Company ("A.M. Best"), Moody's Investor's Service ("Moody's"), Standard & Poor's Insurance Rating Services ("S&P"), and Duff & Phelps. A.M. Best's and Moody's ratings reflect their current opinion of our financial strength and performance in comparison to others in the life and health insurance industry. S&P's and Duff & Phelps' ratings measure the ability of an insurance company to meet its obligations under insurance policies it issues. These two ratings do not measure the insurer's ability to meet non-policy obligations. Ratings in general do not relate to the performance of the variable Portfolios.

OTHER INFORMATION
--------------------------------------------------------------------------------

ANCHOR NATIONAL


Anchor National is a stock life insurance company originally organized under the laws of the state of California in April, 1965. On January 1, 1996, Anchor National redomesticated under the laws of the state of Arizona.

Anchor National and its affiliates, SunAmerica Life Insurance Company, First SunAmerica Life Insurance Company, CalAmerica Life Insurance Company, SunAmerica National Life Insurance Company, SunAmerica Asset Management, Resources Trust Company, and the SunAmerica Financial Network, Inc. (comprising six wholly owned broker-dealers), specialize in retirement savings and investment products and services. Business focuses include, fixed and variable annuities, mutual funds, broker-dealer services and trust administration services.

THE SEPARATE ACCOUNT

Anchor National originally established a separate account, Variable Annuity Account Five (the "Separate Account"), under Arizona law on July 8, 1996. The Separate Account is registered with the SEC as a unit investment trust under the Investment Company Act of 1940, as amended.

Anchor National owns the assets in the Separate Account. However, the assets in the Separate Account are not chargeable with liabilities arising out of any other business conducted by Anchor National. Income gains and losses (realized and unrealized) resulting from assets in the Separate Account are credited to or charged against the Separate Account without regard to other income, gains or losses of Anchor National.

CUSTODIAN

State Street Bank and Trust Company, 255 Franklin Street, Boston, Massachusetts 02110, serves as the custodian of the assets of the Separate Account. Anchor National pays State Street Bank for services provided, based on a schedule of fees.

THE GENERAL ACCOUNT

Money allocated to the fixed account options goes into Anchor National's general account. The general account consists of all of Anchor National's assets other than assets attributable to a separate account. All of the assets in the general account are chargeable with the claims of any Anchor National contract holders as well as all of its creditors. The general account funds are invested as permitted under state insurance laws.

DISTRIBUTION OF THE CONTRACT

Registered representatives of broker-dealers sell the contract. We pay commissions to these representatives for the sale of the contracts. We do not expect the total commissions to exceed 7.5% of your Purchase Payments. We may also pay a bonus to representatives for contracts which stay active for a particular period of time, in addition to standard commissions. We do not deduct commissions paid to registered representatives directly from your Purchase Payments.

From time to time, we may pay or allow additional promotional incentives in the form of cash or other compensation. We reserve the right to offer these additional incentives only to certain broker-dealers that sell or are expected to sell, certain minimum amounts of the contract, or other contracts offered by us. Promotional incentives may change at any time.

SunAmerica Capital Services, Inc., 733 Third Avenue, 4th Floor, New York, New York 10017 distributes the contracts. SunAmerica Capital Services is an affiliate of Anchor National, and is a registered as a broker-dealer under the Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc.

No underwriting fees are paid in connection with the distribution of the contracts.

ADMINISTRATION

We are responsible for the administrative servicing of your contract. During the accumulation phase, you will receive confirmation of transactions within your contract. Transactions made pursuant to contractual or systematic agreements, such as deduction of the annual maintenance fee and dollar cost averaging, may be confirmed quarterly. Purchase payments received through the automatic payment plan or a salary reduction arrangement, may also be confirmed quarterly. For all other transactions, we send confirmations immediately.

During the accumulation and income phases, you will receive a statement of your transactions over the past quarter and a summary of your account values. Please contact our Annuity Service Center at 1-800-445-SUN2, if you have any comment, question or service request.


We send out transaction confirmations and quarterly statements. It is your responsibility to review these documents carefully and notify us of any inaccuracies immediately. We investigate all inquiries. To the extent that we believe we made an error, we retroactively adjust your contract, provided you notify us within 30 days of receiving the transaction confirmation or quarterly statement. Any other adjustments we deem warranted are made as of the time we receive notice of the error.


LEGAL PROCEEDINGS

There are no pending legal proceedings affecting the Separate Account. Anchor National and its subsidiaries engage in various kinds of routine litigation. In management's opinion, these matters are not of material importance to their respective total assets nor are they material with respect to the Separate Account.

INDEPENDENT ACCOUNTANTS
--------------------------------------------------------------------------------


The consolidated financial statements of Anchor National Life Insurance Company as of December 31, 1999, December 31, 1998, and September 30, 1998 and for the year ended December 31, 1999, and for the three months ended December 31, 1998, and for each of the two fiscal years in the period ended September 30, 1998, and the financial statements of Variable Annuity Account Five (Portion Relating to the SEASONS SELECT Variable Annuity), as of March 31, 2000 and for the period from inception to March 31, 2000 are included in the Statement of Additional Information and have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

TABLE OF CONTENTS OF
STATEMENT OF ADDITIONAL INFORMATION

Separate Account............................................    3

General Account.............................................    4

Performance Data............................................    4

Annuity Payments............................................    5

Annuity Unit Values.........................................    5

Taxes.......................................................    8

Distribution of Contracts...................................   12

Financial Statements........................................   13

APPENDIX A - CONDENSED FINANCIAL INFORMATION

--------------------------------------------------------------------------------


                                                                                 FISCAL         3/31/00
                                                                                  YEAR            TO
STRATEGIES                                            INCEPTION TO 3/31/99       3/31/00        4/30/00
-------------------------------------------------    ----------------------    -----------    -----------
---------------------------------------------------------------------------------------------------------

Growth (Inception Date 3/4/99)
  Beginning AUV..................................      (a)        15.05            15.89          21.30
                                                       (b)            0                0          21.27
  End AUV........................................      (a)        15.89            21.30          20.24
                                                       (b)            0            21.27          20.22
  Ending Number of AUs...........................      (a)       31,169        1,653,495      1,871,300
                                                       (b)            0          126,216        132,445
---------------------------------------------------------------------------------------------------------

Moderate Growth (Inception Date 3/3/99)
  Beginning AUV..................................      (a)        14.25            15.09          19.48
                                                       (b)            0                0          19.46
  End AUV........................................      (a)        15.09            19.48          18.62
                                                       (b)            0            19.46          18.59
  Ending Number of AUs...........................      (a)       93,136        1,559,019      1,760,865
                                                       (b)            0           53,392         69,503
---------------------------------------------------------------------------------------------------------

Balanced Growth (Inception Date 3/5/99)
  Beginning AUV..................................      (a)        13.80            14.05          16.68
                                                       (b)            0                0          16.66
  End AUV........................................      (a)        14.05            16.68          16.11
                                                       (b)            0            16.66          16.09
  Ending Number of AUs...........................      (a)       85,553          991,695      1,061,795
                                                       (b)            0          113,160        109,857
---------------------------------------------------------------------------------------------------------

Conservative Growth (Inception Date 3/5/99)
  Beginning AUV..................................      (a)        13.03            13.21          14.89
                                                       (b)        13.25            13.21          14.89
  End AUV........................................      (a)        13.21            14.89          14.50
                                                       (b)        13.21            14.87          14.48
  Ending Number of AUs...........................      (a)       33,892          623,175        629,067
                                                       (b)        5,689           77,606         81,771
---------------------------------------------------------------------------------------------------------


        AUV-Accumulation Unit Value

        AU-Accumulation Units

       (a) Reflects age 80 or younger

       (b) Reflects age 81 or older

                                                                                 FISCAL         3/31/00
                                                                                  YEAR            TO
SELECT PORTFOLIOS                                     INCEPTION TO 3/31/99       3/31/00        4/30/00
-------------------------------------------------    ----------------------    -----------    -----------
---------------------------------------------------------------------------------------------------------

Large Cap Growth (Inception Date 3/1/99)
  Beginning AUV..................................      (a)        10.00            10.68          14.94
                                                       (b)            0                0          13.53
  End AUV........................................      (a)        10.68            14.94          13.99
                                                       (b)            0            13.53          12.67
  Ending Number of AUs...........................      (a)       85,647        1,058,317      1,158,071
                                                       (b)            0           59,510         77,385
---------------------------------------------------------------------------------------------------------

Large Cap Composite (Inception Date 3/1/99)
  Beginning AUV..................................      (a)        10.00            10.41          12.88
                                                       (b)            0                0          11.87
  End AUV........................................      (a)        10.41            12.88          12.30
                                                       (b)            0            11.87          11.34
  Ending Number of AUs...........................      (a)       33,347          316,855        361,941
                                                       (b)            0           17,244         18,966
---------------------------------------------------------------------------------------------------------

Large Cap Value (Inception Date 3/1/99)
  Beginning AUV..................................      (a)        10.00            10.32          10.75
                                                       (b)            0                0          10.32
  End AUV........................................      (a)        10.32            10.75          10.79
                                                       (b)            0            10.32          10.35
  Ending Number of AUs...........................      (a)       34,004          531,732        571,490
                                                       (b)            0            9,381         11,064
---------------------------------------------------------------------------------------------------------

Mid Cap Growth (Inception Date 3/1/99)
  Beginning AUV..................................      (a)        10.00            10.62          18.41
                                                       (b)            0                0          16.95
  End AUV........................................      (a)        10.62            18.41          16.85
                                                       (b)            0            16.95          15.50
  Ending Number of AUs...........................      (a)       27,096          529,844        612,249
                                                       (b)            0           22,616         35,007
---------------------------------------------------------------------------------------------------------

Mid Cap Value (Inception Date 3/1/99)
  Beginning AUV..................................      (a)        10.00            10.10          10.93
                                                       (b)            0                0          10.78
  End AUV........................................      (a)        10.10            10.93          11.14
                                                       (b)            0            10.78          10.98
  Ending Number of AUs...........................      (a)       11,278          297,306        318,151
                                                       (b)            0           18,247         33,708
---------------------------------------------------------------------------------------------------------


        AUV-Accumulation Unit Value

        AU-Accumulation Units

       (a) Reflects age 80 or younger

       (b) Reflects age 81 or older

                                                                                 FISCAL         3/31/00
                                                                                  YEAR            TO
SELECT PORTFOLIOS                                     INCEPTION TO 3/31/99       3/31/00        4/30/00
-------------------------------------------------    ----------------------    -----------    -----------
---------------------------------------------------------------------------------------------------------

Small Cap (Inception Date 3/1/99)
  Beginning AUV..................................      (a)        10.00            10.35          15.00
                                                       (b)            0                0          14.46
  End AUV........................................      (a)        10.35            15.00          13.56
                                                       (b)            0            14.46          13.07
  Ending Number of AUs...........................      (a)       22,807          432,850        481,239
                                                       (b)            0           17,502         32,914
---------------------------------------------------------------------------------------------------------

International Equity (Inception Date 3/1/99)
  Beginning AUV..................................      (a)        10.00            10.51          13.61
                                                       (b)            0                0          12.71
  End AUV........................................      (a)        10.51            13.61          12.46
                                                       (b)            0            12.71          11.63
  Ending Number of AUs...........................      (a)       23,961          314,634        384,946
                                                       (b)            0            9,229         23,901
---------------------------------------------------------------------------------------------------------

Diversified Fixed Income (Inception Date 3/10/99)
  Beginning AUV..................................      (a)        10.00            10.02          10.00
                                                       (b)            0                0           9.87
  End AUV........................................      (a)        10.02            10.00           9.96
                                                       (b)            0             9.87           9.82
  Ending Number of AUs...........................      (a)       31,762          474,014        513,721
                                                       (b)            0           12,327         13,385
---------------------------------------------------------------------------------------------------------

Cash Management (Inception Date 3/26/99)
  Beginning AUV..................................      (a)        10.00            10.00          10.32
                                                       (b)            0                0          10.30
  End AUV........................................      (a)        10.00            10.32          10.35
                                                       (b)            0            10.30          10.33
  Ending Number of AUs...........................      (a)          970          380,169        235,608
                                                       (b)            0           19,302         26,880
---------------------------------------------------------------------------------------------------------



FOCUSED PORTFOLIOS
-------------------------------------------------    ------------------    -----------    -----------
-----------------------------------------------------------------------------------------------------

Focus Growth
-----------------------------------------------------------------------------------------------------


        AUV-Accumulation Unit Value

        AU-Accumulation Units

       (a) Reflects age 80 or younger

       (b) Reflects age 81 or older

APPENDIX B - MARKET VALUE ADJUSTMENT
--------------------------------------------------------------------------------

The market value adjustment reflects the impact that changing interest rates have on the value of money invested at a fixed interest rate. The longer the period of time remaining in the term you initially agreed to leave your money in the fixed investment option, the greater the impact of changing interest rates. The impact of the market value adjustment can be either positive or negative, and is computed by multiplying the amount withdrawn, transferred or annuitized by the following factor:

                    [(1+I/(1+J+L)](to the power of N/12) - 1

                      THE MARKET VALUE ADJUSTMENT FORMULA

                          MAY DIFFER IN CERTAIN STATES

where:

                I is the interest rate you are earning on the money invested in the fixed investment option;

                J is the interest rate then currently available for the period of time equal to the number of years remaining in the term you initially agreed to leave your money in the fixed investment option; and

                L is equal to 0.005, except in Pennsylvania where it is equal to zero and Florida where it is equal to .0025.

                N is the number of full months remaining in the term you initially agreed to leave your money in the fixed investment option.

EXAMPLES OF THE MARKET VALUE ADJUSTMENT

The examples below assume the following:

    (1) You made an initial Purchase Payment of $10,000 and allocated it to the 10-year fixed investment option at a rate of 5%;

    (2) You make a partial withdrawal of $4,000 when 1 year (12 months) remain in the 10-year term you initially agreed to leave your money in the fixed investment option (N=12); and

    (3) You have not made any other transfers, additional Purchase Payments, or withdrawals.

No withdrawal charges are reflected because your Purchase Payment has been in the contract for nine full years. If a withdrawal charge applies, it is deducted before the market value adjustment. The market value adjustment is assessed on the amount withdrawn less any withdrawal charges.

NEGATIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for new Purchase Payments in the 1-year fixed investment option is 6%.

The market value adjustment factor is

                = [(1+I)/(1+J+0.005)](to the power of N/12) - 1

                        = [(1.05)/(1.06+0.005)](to the power of 12/12) - 1
                        = (0.985915)(to the power of 1) - 1
                        = 0.985915 - 1
                        = -0.014085

The requested withdrawal amount is multiplied by the market value adjustment factor to determine the market value adjustment:

                         $4,000 X (-0.014085) = -$56.34

$56.34 represents the market value adjustment that will be deducted from the money remaining in the 10-year fixed investment option.

POSITIVE ADJUSTMENT

Assume that on the date of withdrawal, the interest rate in effect for a new Purchase Payments in the 1-year fixed investment option is 4%.

The market value adjustment factor is

                 = [(1+I/(1+J+0.005)](to the power of N/12) - 1

                        = [(1.05)/(1.04+0.005)](to the power of 12/12) - 1
                        = (1.004785)(to the power of 1) - 1
                        = 1.004785 - 1
                        = +0.004785

The requested withdrawal amount is multiplied by the market value adjustment factor to determine the market value adjustment:

                         $4,000 x (+0.004785) = +$19.14

$19.14 represents the market value adjustment that would be added to your withdrawal.

APPENDIX C - PREMIUM TAXES
--------------------------------------------------------------------------------

Premium taxes vary according to the state and are subject to change without notice. In many states, there is no tax at all. Listed below are the current premium tax rates in those states that assess a premium tax. For current information, you should consult your tax adviser.


                                                              QUALIFIED   NON-QUALIFIED
STATE                                                         CONTRACT      CONTRACT
-----                                                         ---------   -------------
California..................................................     0.50%         2.35%
Maine.......................................................        0%          2.0%
Nevada......................................................        0%          3.5%
South Dakota................................................        0%         1.25%
West Virginia...............................................      1.0%          1.0%
Wyoming.....................................................        0%          1.0%

Please forward a copy (without charge) of the Seasons Select Variable Annuity Statement of Additional Information to:

              (Please print or type and fill in all information.)

--------------------------------------------------------------------------------
          Name

--------------------------------------------------------------------------------
          Address

--------------------------------------------------------------------------------
          City/State/Zip

--------------------------------------------------------------------------------

Date: ___________________  Signed: _____________________________________________

Return to: Anchor National Life Insurance Company, Annuity Service Center, P.O. Box 52499, Los Angeles, California 90054-0299

                               Part II
                               -------

               Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

        SEC registration fee . . . . . . . . . . . . . . $  5,560
        Printing and engraving . . . . . . . . . . . . .   50,000
        Legal fees and expenses . . . . . . . . . . . .    10,000
        Rating agency fees . . . . . . . . . . . . . . .    7,500
        Miscellaneous . . . . . . . . . . . . . . . . .    10,000
                                                         ---------
           Total . . . . . . . . . . . . . . . . . . . . $ 83,060
                                                         ---------
                                                         ---------

Item 15. Indemnification of Directors and Officers.

     Section 10-851 of the Arizona Corporations and Associations law permits the indemnification of directors, officers, employees and agents of Arizona corporations. Article Eight of the Company's Restated Articles of Incorporation, as amended and restated (the "Articles") and Article Five of the Company's By-Laws ("By-Laws") authorize the indemnification of directors and officers to the full extent required or permitted by the Laws of the State of Arizona, now or hereafter in force, whether such persons are serving the Company, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. In addition, the Company's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by the Company's parent. Reference is made to section 10-851 of the Arizona Corporations and Associations Law, Article Eight of the Articles, and Article Five of the By-Laws, which are incorporated herein by reference.

Item 16. Exhibits and Financial Statements Schedules.


Seasons Select

Exhibit No.                   Description
-----------                   -----------
   (1)  Form of Underwriting Agreement ***
   (2) Plan of Acquisition, Reorganization, Arrangement, Liquidation or Succession **
   (3)  (a)   Articles of Incorporation ***
        (b)   By-Laws ***
   (4)  (a)   Seasons Select Allocated Fixed and Variable Group Annuity
              Certificate +
        (b)   Seasons Select Individual Fixed and Variable Annuity Contract +
        (c)   Seasons Select Participant Enrollment Form +
        (d)   Seasons Select Deferred Annuity Application +
   (5)        Opinion of Counsel re:  Legality **
              (including on Exhibit (23)(b))
   (6)        Opinion re Discount on Capital Shares **
   (7)        Opinion re Liquidation Preference **
   (8)        Opinion re Tax Matters **
   (9)        Voting Trust Agreement **
   (10)       Material Contracts **
   (11)       Statement re Computation of Per Share Earnings **
   (12)       Statement re Computation of Ratios **
   (14)       Material Foreign Patents **
   (15)       Letter re Unaudited Financial Information **
   (16)       Letter re Change in Certifying Accountant **
   (23)       (a)   Consent of Independent Accountants *
              (b)   Consent of Attorney **
   (24)       Powers of Attorney *
   (25)       Statement of Eligibility of Trustee **
   (26)       Invitation for Competitive Bids **
   (27)       Financial Data Schedule +
   (28)       Information Reports Furnished to State Insurance Regulatory
              Authority **
   (29)       Other Exhibits **

*    Herewith
**   Not Applicable
***  Incorporated by Reference to
     Pre-Effective Amendment No. 1 to
     Registration Statement No. 333-08877
     on Form S-1 filed on March 11, 1997.
**** Incorporated by Reference to the
     Initial Registration Statement of
     this Registrant filed on Form S-1
     on November 20, 1998.
+    Incorporated by Reference to
     Pre-Effective Amendment No. 2
     to this Registration Statement on
     Form S-1, filed on February 1, 1999.

Item 17.  Undertakings.

          The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                             SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the Registrant Certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on this 21st day of June, 2000.


                            By: ANCHOR NATIONAL LIFE INSURANCE COMPANY


                            By:  /s/ JAY S. WINTROB
                               -----------------------------------
                                 Jay  S. Wintrob
                                 Executive Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


   SIGNATURE                   TITLE                                 DATE
   ---------                   -----                                 ----

/s/ ELI BROAD           President, Chief Executive                  June 21, 2000
-------------------        Officer, & Chairman of
Eli Broad                         Board
                        (Principal Executive Officer)

/s/ N. SCOTT GILLIS    Director & Senior Vice President             June 21, 2000
-------------------
N. Scott Gillis

/s/ JAMES R. BELARDI   Director & Senior Vice President             June 21, 2000
-------------------
James R. Belardi

/s/ JANA W. GREER      Director & Senior Vice President             June 21, 2000
-------------------
Jana W. Greer

/s/ JAY S. WINTROB      Director & Executive Vice                   June 21, 2000
-------------------     President
Jay S. Wintrob

/s/ MAURICE HERBERT
-------------------     Controller & Vice President                 June 21, 2000
Maurice Herbert        (Principal Accounting Officer)

/s/ MARC H. GAMSIN     Director & Senior Vice President             June 21, 2000
-------------------
Marc H. Gamsin



       Dated: June 21, 2000

            EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-----------    -------------------------------------------------
    (23)       (a) Consent of Independent Accountants

    (24)       Power of Attorney